UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No.         )

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athenahealth, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 26, 2012

Dear Stockholder:

You are cordially invited to attend the 2012 Annual Meeting of Stockholders of athenahealth, Inc. to be held on Thursday, June 7, 2012, at 5:00 p.m. Eastern Time, at our headquarters at 400 North Beacon Street, Watertown, Massachusetts 02472. Directions to our headquarters can be found on the last page of the Proxy Statement.

Pursuant to the Securities and Exchange Commission rules that allow issuers to furnish proxy materials to stockholders over the Internet, we are posting the proxy materials on the Internet and delivering a notice of the Internet availability of the proxy materials. This delivery process will allow us to provide stockholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of the Annual Meeting. On or about April 27, 2012, we will begin mailing to our stockholders a Notice of Internet Availability containing instructions on how to access or request a copy of our Proxy Statement for the 2012 Annual Meeting of Stockholders and our Annual Report on Form 10-K for the year ended December 31, 2011.

The Notice of 2012 Annual Meeting of Stockholders and the Proxy Statement contain details of the business to be conducted at the Annual Meeting.

Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the meeting. Therefore, I urge you to promptly vote by submitting your proxy via the Internet at the address listed on the proxy card or by signing, dating, and returning the enclosed proxy card in the enclosed envelope. If you decide to attend the Annual Meeting, you will be able to vote in person, even if you have previously submitted your proxy.

On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the affairs of athenahealth, Inc. I look forward to greeting as many of our stockholders as possible at the Annual Meeting.

Sincerely,

Jonathan Bush Chief Executive Officer, President, and Chairman of the Board of Directors

athenahealth, Inc.

311 Arsenal Street

Watertown, MA 02472

NOTICE OF 2012 ANNUAL MEETING OF STOCKHOLDERS

Notice is hereby given that the 2012 Annual Meeting of Stockholders of athenahealth, Inc. will be held on Thursday, June 7, 2012, at 5:00 p.m. Eastern Time, at 400 North Beacon Street, Watertown, Massachusetts 02472. The purpose of the meeting is the following:

1.  to elect two directors, James L. Mann and David E. Robinson, to serve as Class II directors for a term of three years and until their successors are duly elected and qualified, subject to their earlier resignation or removal;

2.  to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012;

3.  to approve an amendment and restatement of the 2007 Stock Option and Incentive Plan;

4.  to hold an advisory vote to approve executive compensation; and

5.  to transact such other business as may properly come before the meeting or at any and all adjournments or postponements thereof.

The proposal for the election of directors relates solely to the election of Class II directors nominated by the Board of Directors and does not include any other matters relating to the election of directors, including, without limitation, the election of directors nominated by any athenahealth, Inc. stockholder.

Only athenahealth, Inc. stockholders of record at the close of business on April 10, 2012, will be entitled to vote at the meeting and any adjournment or postponement thereof.

Your vote is important. Whether or not you are able to attend the meeting in person, it is important that your shares be represented. To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the meeting.

By Order of the Board of Directors,

Jonathan Bush

Chief Executive Officer, President, and

Chairman of the Board of Directors

Watertown, Massachusetts

April 26, 2012

ATHENAHEALTH, INC.

PROXY STATEMENT

FOR THE 2012 ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION

Our Board of Directors (the “Board of Directors”) has made this Proxy Statement and related materials available to you on the Internet, or at your request has delivered printed versions to you by mail, in connection with the Board of Directors’ solicitation of proxies for our 2012 Annual Meeting of Stockholders (the “Annual Meeting”), and any adjournment of the Annual Meeting. If you requested printed versions of these materials by mail, they will also include a proxy card for the Annual Meeting.

Pursuant to rules adopted by the Securities and Exchange Commission (“SEC”), we are providing access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders of record and beneficial owners as of the record date identified below. The mailing of the Notice to our stockholders is scheduled to begin on or before April 27, 2012. All stockholders will be able to access the proxy materials and our Annual Report on Form 10-K for the year ended December 31, 2011, on a website referred to in the Notice, as well as request printed or electronic copies of the proxy materials and that Annual Report. Instructions on how to access the proxy materials over the Internet or to request printed or electronic copies may be found in the Notice. Stockholders may also request to receive proxy materials and our Annual Report on Form 10-K in printed form by mail or electronically by e-mail on an ongoing basis.

In this Proxy Statement, the terms “athenahealth,” “we,” “us,” and “our” refer to athenahealth, Inc. The mailing address of our principal executive offices is athenahealth, Inc., 311 Arsenal Street, Watertown, MA 02472.

Stockholders Entitled to Vote; Record Date

As of the close of business on April 10, 2012, the record date for determination of stockholders entitled to vote at the Annual Meeting, there were outstanding 35,812,596 shares of our common stock, par value $0.01 per share, all of which are entitled to vote with respect to all matters to be acted upon at the Annual Meeting. Each stockholder of record is entitled to one vote for each share of our common stock held by such stockholder. No shares of athenahealth preferred stock were outstanding as of April 10, 2012.

Quorum; Abstentions; Broker Non-Votes

Our By-laws provide that a majority of the shares entitled to vote, present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Under the General Corporation Law of the State of Delaware, shares that are voted “abstain” or “withheld” and broker “non-votes” are counted as present for purposes of determining whether a quorum is present at the Annual Meeting.

Under our By-laws, any proposal other than an election of directors is decided by a majority of the votes properly cast for and against such proposal, except where a larger vote is required by law or by our Certificate of Incorporation or By-laws. Our majority voting policy included in our Corporate Governance Guidelines requires that each director nominee in an uncontested election must be elected by a majority of the votes cast in that election. Abstentions and broker “non-votes” are not included in the tabulation of the voting results on any such proposal and, therefore, do not have the effect of votes in opposition to such proposals. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

If your shares are held in “street name” by a brokerage firm, your brokerage firm is required to vote your shares according to your instructions. If you do not give instructions to your brokerage firm, the brokerage firm will still be able to vote your shares with respect to certain “discretionary” items, but will not be allowed to vote your shares with respect to “non-discretionary” items. Proposals 1, 3, and 4 are “non-discretionary” items. If you do not instruct your broker how to vote with respect to those proposals, your broker may not vote for those proposals, and those votes will be counted as broker “non-votes.” Proposal 2 is considered to be a discretionary item, and your brokerage firm will be able to vote on this proposal even if it does not receive instructions from you.

Voting

In Person

If you are a stockholder of record, you may vote in person at the meeting. We will give you a ballot when you arrive. If you hold your shares through a bank or broker and wish to vote in person at the meeting, you must obtain a valid proxy from the firm that holds your shares.

By Proxy

If you do not wish to vote in person or will not be attending the meeting, you may vote by proxy. You can vote by proxy over the Internet by following the instructions provided in the Notice, or, if you requested printed copies of the proxy materials by mail, you can vote by mailing your proxy as described in the proxy materials. You may also authorize another person or persons to act for you as proxy in a writing, signed by you or your authorized representative, specifying the details of those proxies’ authority. The original writing must be given to each of the named proxies, although it may be sent to them by electronic transmission if, from that transmission, it can be determined that the transmission was authorized by you. If you complete and submit your proxy before the meeting, the persons named as proxies will vote the shares represented by your proxy in accordance with your instructions. If you submit a proxy without giving voting instructions, your shares will be voted in the manner recommended by the Board of Directors on all matters presented in this Proxy Statement, and as the persons named as proxies may determine in their discretion with respect to any other matters properly presented at the meeting.

If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in the enclosed proxy card and acting thereunder will have discretion to vote on those matters in accordance with their best judgment. We do not currently anticipate that any other matters will be raised at the Annual Meeting.

Revocability of Proxy

You may revoke your proxy by (1) following the instructions on the Notice and entering a new vote by mail or over the Internet before the Annual Meeting or (2) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself revoke a proxy). Any written notice of revocation or subsequent proxy card must be received by our Secretary prior to the taking of the vote at the Annual Meeting. Such written notice of revocation or subsequent proxy card should be hand delivered to our Secretary or sent to our principal executive offices, athenahealth, Inc., 311 Arsenal Street, Watertown, MA 02472, Attention: Secretary.

If a broker, bank, or other nominee holds your shares, you must contact them in order to find out how to change your vote.

Expenses of Solicitation

athenahealth is making this solicitation and will pay the entire cost of preparing and distributing the Notice and these proxy materials and soliciting votes. If you choose to access the proxy materials or vote over the Internet, you are responsible for any Internet access charges that you may incur. Our officers and employees may, without compensation other than their regular compensation, solicit proxies through further mailings, personal conversations, facsimile transmissions, e-mails, or otherwise. We have hired Broadridge Investor Communication Solutions, Inc. to assist us in the distribution of proxy materials and the solicitation of votes described above. Proxy solicitation expenses that we will pay include those for preparation, mailing, returning, and tabulating the proxies. We have engaged The Proxy Advisory Group, LLC® to assist in the solicitation of proxies and provide related advice and informational support, for a services fee and the reimbursement of customary disbursements that are not expected to exceed $15,000 in the aggregate.

Procedure for Submitting Stockholder Proposals

Stockholder proposals intended to be presented at the next annual meeting of our stockholders must satisfy the requirements set forth in the advance notice provision under our By-laws. To be timely for our next annual meeting of stockholders, any such proposal must be delivered in writing to our Secretary at our principal executive offices between the close of business on February 7, 2013, and March 8, 2013. If the date of the next annual meeting of the stockholders is scheduled to take place before May 8, 2013, or after August 6, 2013, notice by the stockholder must be delivered no earlier than the close of business on the 120th day prior to such annual meeting and no later than the close of business on the later of (1) the 90th day prior to such annual meeting or (2) the 10th day following the day on which public announcement of the date of such meeting is first made.

In addition, any stockholder proposal intended to be included in the proxy statement for the next annual meeting of our stockholders must also satisfy the SEC regulations under Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and be received not later than December 27, 2012. If the date of the annual meeting is moved by more than 30 days from the date contemplated at the time of the previous year’s proxy statement, then notice must be received within a reasonable time before we begin to print and send proxy materials. If that happens, we will publicly announce the deadline for submitting a proposal in a press release or in a document filed with the SEC.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our common stock as of April 10, 2012, for:

•	each person known to us to be the beneficial owner of more than five percent of our outstanding common stock;

•	each of our named executive officers;

•	each of our directors and nominees; and

•	all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as noted by footnote, and subject to community property laws where applicable, we believe based on the information provided to us that the persons and entities named in the table below have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them.

The table lists applicable percentage ownership based on 35,812,596 shares of our common stock outstanding as of April 10, 2012. The number of shares beneficially owned includes shares of our common stock that each person has the right to acquire within 60 days of April 10, 2012, including upon the exercise of stock options or the vesting of restricted stock units (“RSUs”). These stock options and RSUs shall be deemed to be outstanding for the purpose of computing the percentage of outstanding shares of our common stock owned by such person but shall not be deemed to be outstanding for the purpose of computing the percentage of outstanding shares of our common stock owned by any other person.

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned	Percent of Class
FMR LLC(2) 82 Devonshire Street Boston, MA 02109	5,110,547	14.27%
Artisan Partners Holdings LP(3) 875 East Wisconsin Avenue, Suite 800 Milwaukee, WI 53202	4,716,500	13.17%
Morgan Stanley(4) 1585 Broadway New York, NY 10036	4,266,316	11.91%
T. Rowe Price Associates, Inc.(5) 100 E. Pratt Street Baltimore, MD 21202	3,176,415	8.87%
Janus Capital Management LLC(6) 151 Detroit Street Denver, CO 80206	2,326,257	6.50%
Jonathan Bush(7)	714,402	1.97%
Timothy M. Adams(8)	54,587	*
Rob Cosinuke(9)	171,354	*
Stephen N. Kahane(10)	19,283	*
Ed Park(11)	22,629	*
Richard N. Foster(12)	79,680	*
Brandon Hull(13)	17,417	*
Dev Ittycheria	5,592	*
John A. Kane(14)	50,427	*
Ruben J. King-Shaw, Jr.(15)	15,000	*
James L. Mann(16)	36,100	*
David E. Robinson(17)	170,625	*
William Winkenwerder, Jr.(18)	42,389	*
All directors and executive officers as a group (15 persons)(19)	1,404,375	3.81%

*	Represents beneficial ownership of less than one percent of our outstanding common stock.

(1)	Unless otherwise indicated, the address for each beneficial owner is c/o athenahealth, Inc., 311 Arsenal Street, Watertown, MA 02472.

(2)

Based solely on a Schedule 13G/A filed on February 14, 2012, by FMR LLC and Edward C. Johnson 3d, the Chairman of FMR LLC, reporting those stockholders’ beneficial ownership as of December 31, 2011. Fidelity Management & Research Company (“Fidelity”), a wholly owned subsidiary of FMR LLC, is the beneficial owner of 5,110,517 shares as a result of serving as investment adviser to various investment companies that own such shares. Mr. Johnson and FMR LLC, through its control of Fidelity, each has the sole power to dispose of the shares owned by these investment companies but do not have the sole power to vote or direct the voting of those shares, which power resides with the investment companies’ Boards of

Trustees. Pyramis Global Advisors Trust Company (“PGATC”), an indirect wholly owned subsidiary of FMR LLC, is the beneficial owner of 30 shares as a result of serving as investment manager of institutional accounts that own such shares. Mr. Johnson and FMR LLC, through its control of PGATC, each has sole power to dispose of the shares owned by the accounts managed by PGATC, but they have no voting power over those shares.

(3)	Based solely on a Schedule 13G/A filed on February 6, 2012, by Artisan Partners Holdings LP, Artisan Investment Corporation, Artisan Partners Limited Partnership (“Artisan Partners”), Artisan Investments GP LLC, ZFIC, Inc., Andrew A. Ziegler, Carlene M. Ziegler, and Artisan Partner Funds, Inc. (“Artisan Funds”) reporting those stockholders’ beneficial ownership as of December 31, 2011. This Schedule 13G/A reports that the shares have been acquired on behalf of discretionary clients of Artisan Partners, with Artisan Partners holding 4,716,500 shares, including 2,537,815 shares on behalf of Artisan Funds. The stockholders reported that they have shared voting power over 4,471,015 shares and shared dispositive power over all of the shares.

(4)	Based solely on a Schedule 13G/A filed on February 8, 2012, by Morgan Stanley and Morgan Stanley Investment Management Inc. reporting those stockholders’ beneficial ownership as of December 31, 2011. The entities reported the following beneficial ownership: (i) 4,266,316 shares beneficially owned by Morgan Stanley, with sole voting power over 4,093,837 shares and sole dispositive power over all of the shares, and (ii) 4,266,316 shares beneficially owned by Morgan Stanley Investment Management Inc., with sole voting power over 4,093,837 shares and sole dispositive power over all of the shares.

(5)	Based solely on a Schedule 13G filed on February 10, 2012, by T. Rowe Price Associates, Inc. and T. Rowe Price New Horizons Fund, Inc. reporting those stockholders’ beneficial ownership as of December 31, 2011. The entities reported the following beneficial ownership: (i) 3,176,415 shares beneficially owned by T. Rowe Price Associates, Inc., with sole voting power over 670,815 shares and sole dispositive power over all of the shares, and (ii) 1,829,000 shares beneficially owned by T. Rowe Price New Horizons Fund, Inc., with sole voting power over all of the shares and no dispositive power.

(6)	Based solely on a Schedule 13G/A filed on February 14, 2012, by Janus Capital Management LLC reporting that stockholder’s beneficial ownership as of December 31, 2011. The stockholder reports sole voting power and sole dispositive power over all of the shares.

(7)	Includes 405,742 shares issuable to Mr. Bush upon exercise of stock options, 19,492 of which are subject to a pre-existing divorce settlement agreement with his former wife that covers the disposition of the options for her benefit. Excludes 111,994 shares held by the Bush 2004 Gift Trust for the benefit of certain of Mr. Bush’s children, for which trust Carl B. Byers and Stephanie Seldon serve as co-trustees and who, acting together by unanimous consent, have the sole voting and dispositive power over such shares. Excludes 100,000 shares held by the Jonathan J. Bush, Jr. 2011 Grantor Retained Annuity Trust, the beneficiaries of which are Mr. Bush and certain of his children, and 10,232 shares held by the Oscar W. Bush 2007 Gift Trust, the beneficiary of which is Mr. Bush’s child. Carl B. Byers serves as trustee of these trusts and has sole voting and dispositive power over such shares.

(8)	Includes 45,000 shares issuable to Mr. Adams upon exercise of stock options.

(9)	Includes 160,624 shares issuable to Mr. Cosinuke upon exercise of stock options.

(10)	Includes 4,500 shares issuable to Dr. Kahane upon exercise of stock options.

(11)	Includes 11,250 shares issuable to Mr. Park upon exercise of stock options.

(12)	Includes 76,250 shares issuable to Mr. Foster upon exercise of stock options.

(13)	Includes 12,200 shares issuable to Mr. Hull upon exercise of stock options.

(14)	Includes 50,000 shares issuable to Mr. Kane upon exercise of stock options.

(15)	Includes 15,000 shares issuable to Mr. King-Shaw upon exercise of stock options.

(16)	Includes 30,000 shares issuable to Mr. Mann upon exercise of stock options and 6,100 shares held by The James L. Mann Living Revocable Trust, for which Mr. Mann is the settlor and serves as trustee, and as such, has sole voting and dispositive power over such shares held by the James L. Mann Living Revocable Trust.

(17)	Includes 170,625 shares issuable to Mr. Robinson upon exercise of stock options.

(18)	Includes 33,750 shares issuable to Dr. Winkenwerder upon exercise of stock options.

(19)	Includes an aggregate of 1,017,441 shares issuable upon exercise of stock options held by our directors and executive officers.

DIRECTORS AND EXECUTIVE OFFICERS

The following table identifies our directors, executive officers and additional key employee and sets forth their current position(s) at athenahealth and their ages as of April 26, 2012.

Name	Age	Position
Directors and Executive Officers
Jonathan Bush	43	Chief Executive Officer, President, and Chairman of the Board of Directors
Richard N. Foster	70	Director
Brandon Hull	51	Director
Dev Ittycheria	45	Director
John A. Kane	59	Director
Ruben J. King-Shaw, Jr.	50	Lead Director
James L. Mann	78	Director
David E. Robinson	68	Director
William Winkenwerder, Jr.	57	Director
Timothy M. Adams	52	Senior Vice President, Chief Financial Officer, and Treasurer
Rob Cosinuke	51	Senior Vice President and Chief Marketing Officer
Derek Hedges	40	Vice President of Business Development
Stephen N. Kahane	54	President, Enterprise Services Group
Daniel H. Orenstein	42	Senior Vice President, General Counsel, and Secretary
Ed Park	37	Executive Vice President and Chief Operating Officer
Key Employee
Leslie Brunner	40	Senior Vice President of People and Process

Set forth below are the biographies of each director, executive officer, and key employee, as well as a discussion of the particular experience, qualifications, attributes, and skills that led our Board of Directors to conclude that each person nominated to serve or currently serving on our Board of Directors should serve as a director. In addition to the information presented below, we believe that each director meets the minimum qualifications established by our nominating and corporate governance committee.

Jonathan Bush is our Chief Executive Officer (“CEO”), President, and Chairman of the Board of Directors. Mr. Bush co-founded athenahealth in 1997 and has been a director since our inception. Prior to joining us, Mr. Bush served as an EMT for the City of New Orleans, was trained as a medic in the U.S. Army, and worked as a management consultant with Booz Allen & Hamilton. Mr. Bush obtained a Bachelor of Arts in the College of Social Studies from Wesleyan University and an M.B.A. from Harvard Business School. As a founder of athenahealth, Mr. Bush has extensive knowledge of all aspects of our business, including our day-to-day operations. His history with us, combined with his business and leadership skills, makes him particularly well suited to serve as Chairman of the Board of Directors.

Richard N. Foster has served as a member of our Board of Directors since 2005. Mr. Foster’s term will expire at the Annual Meeting, and he is not standing for re-election. Mr. Foster is the Managing Partner of

Investment and Advisory Services, LLC and Millbrook Management Group. Prior to forming Millbrook Management Group in 2004, Mr. Foster served as a Director of McKinsey & Company, Inc. for thirty years, where he was a founder and Co-Managing Director of McKinsey’s private equity practice. He is a member of the Board of Directors of Trust Company of the West, Innosight, LLC, the Board of Memorial Sloan Kettering Institute, the Dean’s Advisory Committee of the Yale School of Medicine, the W. M. Keck Foundation, the Council for Aid to Education, the Council on Foreign Relations, and the President’s Circle of the National Academies. Mr. Foster is a fellow of the American Academy of Arts and Sciences. Mr. Foster received his Bachelor of Science, Master of Science, and Ph.D. in Engineering and Applied Science from Yale University where he is a Senior Faculty Fellow. Mr. Foster’s experience as an advisor to health care and technology companies, other directorships, and his knowledge and expertise in technological change led our Board of Directors to conclude that he should serve as a director.

Brandon Hull has served as a member of our Board of Directors since 1999. Since October 1997, Mr. Hull has served as General Partner of Cardinal Partners, a venture capital firm that he co-founded that specializes in health care and life-sciences investments. From 1991 to 1997, Mr. Hull served as principal of the Edison Venture Fund. Mr. Hull serves on the board of directors of Awarepoint Corporation, CodeRyte, Inc., FluidNet Corporation, MDX Medical, Inc., and Replication Medical, Inc. Mr. Hull obtained his Bachelor of Arts from Wheaton College and his M.B.A. from The Wharton School at the University of Pennsylvania. Mr. Hull’s experience with health care services, health care information systems, and medical products and devices at Cardinal Partners, and on the boards of numerous health care and medical technology companies, led our Board of Directors to conclude that he should serve as a director.

Dev Ittycheria has served as a member of our Board of Directors since July 2010. Mr. Ittycheria served as the Senior Vice President, President of the Enterprise Service Management of BMC Software, Inc. from November 2008 to February 2010 and as Senior Vice President, Strategy and Corporate Development from April 2008 to October 2008. Prior to working at BMC, Mr. Ittycheria was co-founder, President, CEO, and a director of BladeLogic, Inc. from August 2001 to April 2008, which was acquired by BMC in April 2008. He also serves as a director of Bazaarvoice, Inc. and AppDynamics, Inc. Mr. Ittycheria received a Bachelor of Science in Electrical Engineering from Rutgers University. Mr. Ittycheria’s experience in building high-growth technology businesses that excel at acquiring customers, delivering financial results, and creating long-term sustainable value, together with his leadership ability, led our Board of Directors to conclude that he should serve as a director.

John A. Kane has served as a member of our Board of Directors since 2007. Mr. Kane served as Senior Vice President, Finance and Administration, Chief Financial Officer (“CFO”), and Treasurer of IDX Systems Corporation from May 2001 until it was acquired by GE Healthcare in 2006, and as the Vice President, Finance and Administration, CFO, and Treasurer of IDX from October 1984, when he joined IDX, until 2001. While at IDX, Mr. Kane guided the company through more than a dozen acquisitions and at various times managed the finance, facilities, legal, human resources, and information systems functions for the company. Previous to his employment with IDX, Mr. Kane worked as an audit manager at Ernst & Young LLP, in Boston. Mr. Kane serves as a director of Merchants Bancshares, Inc. and several private organizations. He also served as a director of Spheris, Inc. from 2007 to 2010. Since his retirement from IDX in 2006, Mr. Kane has not been employed on a full-time basis, and his principal occupations have consisted of the directorships mentioned in the preceding sentences. He earned a Bachelor of Science and Master of Accountancy from Brigham Young University. Mr. Kane’s experience auditing financial statements at Ernst & Young LLP, directorships with other public companies, and experience as CFO of a health care software technology company led our Board of Directors to conclude that he should serve as a director. Our Board of Directors chose Mr. Kane to serve as a director and chairman of the audit committee because of his financial and accounting skills and experience related to auditing financial statements.

Ruben J. King-Shaw, Jr. has served as a member of our Board of Directors since 2003 and was named Lead Director in 2007. Mr. King-Shaw is the Chairman, Managing Partner, and Chief Investment Officer of Mansa Equity Partners, Inc., which he founded in 2005. From 2009 to 2012, he served as a member of Medicare’s Program Advisory and Oversight Commission which advised the Obama administration on effective value-based procurement strategies for health care reform. From January 2003 to August 2003, Mr. King-Shaw served as

Senior Advisor to the Secretary of the Department of the Treasury. From July 2001 to April 2003, Mr. King-Shaw served as Deputy Administrator and Chief Operating Officer of the U.S. Department of Health and Human Services Centers for Medicare and Medicaid Services (“CMS”). From January 1999 to July 2001, Mr. King-Shaw served as Secretary of the Florida Agency for Health Care Administration. Before that, Mr. King-Shaw was the Chief Operating Officer of Neighborhood Health Partnership, Inc. and the Executive Director of the Jackson Memorial Health Plan. Mr. King-Shaw serves on the boards of directors of iHealth Technologies, Inc., Independent Living Systems, Inc., and Steward Health LLC where he chairs the Compliance Committee. He also served as a director of Wellcare Health Plans, Inc. from 2003 to 2009. In 2011, he was elected to the Board of Trustees at Cornell University. Mr. King-Shaw obtained a Bachelor of Science in Industrial and Labor Relations from Cornell University, a Master in Health Services Administration from Florida International University, and a Master of International Business from the Chapman Graduate School of Business and the Center for International Studies in Madrid, Spain. Mr. King-Shaw’s experience in health policy, economics, and finance at CMS, directorships with other public companies, experience as an advisor to government agencies and health care services companies, and knowledge of the health care insurance industry led our Board of Directors to conclude that he should serve as a director.

James L. Mann has served as a member of our Board of Directors since 2006. Mr. Mann has served as Chairman of the Board of Directors of SunGard Data Systems Inc. from 1987 to 2005 and as Director from 1983 to 2005 and from 2006 to the present. Mr. Mann served as SunGard’s CEO from 1986 to 2002, President from 1986 to 2000, and Chief Operating Officer from 1983 to 1985. From 2005 through August 2011, Mr. Mann was employed by SunGard in an advisory capacity. Mr. Mann previously served as President and COO of Bradford National Corp. Mr. Mann obtained a Bachelor of Science in Business Administration from Wichita State University. Mr. Mann’s experience as CEO and Chief Operating Officer of SunGard, including his skills in leading a company through rapid growth, acquisitions, and developing corporate strategy led our Board of Directors to conclude that he should be nominated to serve as a director.

David E. Robinson has served as a member of our Board of Directors since January 2011. He served as our Executive Vice President and Chief Operating Officer from February 2009 to July 2010 and as an executive advisor from July 2010 to December 2010. Mr. Robinson served as the Executive Vice President of SunGard Data Systems Inc., a global leader in software and processing solutions for financial services, higher education, and the public sector, which position he held from 2002 to 2004. Mr. Robinson served as Senior Vice President of SunGard from 2000 to 2002, as a Group CEO of SunGard Investment Systems from 1997 to 2000, and as President of SunGard Investment Systems from 1993 to 1997. Mr. Robinson holds an M.B.A. from the University of Chicago, a Masters in Chemical Engineering from the University of Rochester, and a Bachelor of Science in Chemical Engineering from Carnegie Mellon University. Mr. Robinson’s experience as our Chief Operating Officer and leading technology organizations led our Board of Directors to conclude that he should be nominated to serve as a director.

William Winkenwerder, Jr. M.D. has served as a member of our Board of Directors since December 2009. Dr. Winkenwerder serves as chairman and CEO of The Winkenwerder Company, LLC, a health care consulting firm that he founded in 2007. He also serves as a director of CapGemini Government Solutions LLC, Bob Woodruff Foundation, and C-Change, a not-for-profit national charitable organization. Dr. Winkenwerder was the Assistant Secretary of Defense for Health Affairs in the U.S. Department of Defense from 2001 to 2007. At the Department of Defense, Dr. Winkenwerder was the leader of the Military Health System, with a $40 billion annual budget, and the principal medical advisor to the Secretary of Defense. During his tenure, he led groundbreaking advances in battlefield medicine and implementation of the world’s largest electronic health record system (AHLTA). Prior to his government service, Dr. Winkenwerder worked as a senior health executive and practicing physician for more than twenty years. Dr. Winkenwerder received his Bachelor of Science from Davidson College, M.D. from the University of North Carolina, and M.B.A. from the University of Pennsylvania. Dr. Winkenwerder’s skills as a practicing physician, private industry executive, and government health policy leader, and his experience at the Department of Defense as the leader of the military health system and principal medical advisor to the Secretary of Defense, led our Board of Directors to conclude that he should serve as a director.

Timothy M. Adams has served as our Senior Vice President and CFO since January 2010. Prior to joining us, he served as Chief Investment Officer at Constitution Medical Investors, Inc., a private investment firm focused on health care-sector-related acquisitions and investments, as well as Senior Vice President of Corporate Strategy for Keystone Dental, Inc., a provider of dental health products and solutions. From November 2007 to April 2008, he served as the CFO, Senior Vice President, Treasurer, and Assistant Secretary of Orthofix International N.V., a diversified orthopedic products company. From 2004 to 2007, Mr. Adams served as CFO and Treasurer of Cytyc Corporation, a global medical device and diagnostics health company. He worked for seven years in the audit practice at Price Waterhouse and is a Certified Public Accountant. Mr. Adams obtained his Bachelor of Science from Murray State University and his M.B.A. from Boston University.

Rob Cosinuke has served as our Senior Vice President and Chief Marketing Officer since December 2007. Mr. Cosinuke was a co-founder of Digitas, LLC in 1991. Digitas is a leading interactive and database marketing advertising agency and was acquired by Publicis Group SA in February of 2007. From 1991 to 2006, Mr. Cosinuke was employed by Digitas, most recently as President of Digitas, Boston. He also served as President of Global Capabilities, Digitas. Mr. Cosinuke has a Bachelor of Arts from Haverford College and an M.B.A. from Harvard Business School.

Derek Hedges has served as our Vice President of Business Development since March 2012. He served as our Senior Vice President of Business Development and Product Strategy from January 2010 until July 2011 when he went on a medical leave of absence. He has also held several other roles at athenahealth, including Vice President of Enterprise Sales from January 2009 to January 2010, Regional Vice President of Sales from May 2007 to January 2009, Vice President of Channel Development from January 2007 to May 2007, and Director of Channel Development from January 2005 to January 2007. Prior to joining us, Mr. Hedges was the Vice President of Product Management for McKesson Corporation. Mr. Hedges obtained a Bachelor of Arts from Boston College and an M.B.A. from the University of Michigan.

Stephen N. Kahane, M.D., M.S. has served as President of our Enterprise Services Group since February 2011. Dr. Kahane’s career spans more than 30 years across companies that have delivered health care IT and automation solutions for physician practices, hospitals, and integrated delivery networks. Prior to joining us, Dr. Kahane was CEO of AMICAS, Inc., an image and information management solutions company. Dr. Kahane’s experience also includes roles as CEO of VitalWorks, CEO of Datamedic, and Medical Director and System Development Director of Information at Johns Hopkins Medical Institution. Dr. Kahane holds an M.S. in Computer Science from Johns Hopkins University and an M.D. from Emory University.Daniel H. Orenstein has served as our Senior Vice President, General Counsel, and Secretary since July 2010. He served as Vice President, General Counsel, and Secretary from July 2008 to July 2010, Deputy General Counsel from 2006 to June 2008, and Chief Integrity Officer from 2005 to 2006. Prior to joining us, he practiced in the areas of corporate, intellectual property, and health care law with law firms in Boston and Washington, D.C. He currently serves as Vice Chair of the Health Information and Technology Practice Group of the American Health Lawyers Association. Mr. Orenstein obtained a Bachelor of Arts from Columbia University and a J.D. from the Georgetown University Law Center.

Ed Park has served as our Executive Vice President and Chief Operating Officer since July 2010. He served as our Chief Technology Officer from March 2007 to June 2010 and as Chief Software Architect from 1998 to March 2007. Mr. Park is a member of the Advanced Interoperability Workgroup of the Certification Commission for Healthcare Information Technology and serves on the board of Healthpoint Services Pvt Ltd. Prior to joining us, Mr. Park was a consultant for Viant, Inc. Mr. Park obtained a Bachelor of Arts magna cum laude from Harvard College in Computer Science.

Leslie Brunner has served as our Senior Vice President of People and Process since April 2008. She served as the Senior Vice President of Client Operations from 2006 to April 2008, Interim Chief Operating Officer from 2005 to 2006, Vice President of Revenue Cycle Operations Innovation from 2003 to 2005, Vice President of Product Management from 2002 to 2003, Senior Vice President of Service Delivery 2000 to 2002, and Regional Vice President from 1998 to 2000. Prior to joining us, Ms. Brunner held various roles in integrated delivery systems operations at Lovelace Health Systems. Ms. Brunner obtained a Bachelors of Arts from Colorado College and a Masters in Health Administration from Washington University.

RELATED PERSON TRANSACTIONS

Policies for Approval of Related Person Transactions

Our Board of Directors has adopted a written policy that sets forth the policies and procedures to review and approve transactions, contracts, or other legal or business arrangements with directors, director nominees, executive officers, holders of more than five percent of our voting securities, and the immediate family members of any of these persons, each of which we refer to as a “related person.” Our Board of Directors determined that our audit committee should administer the policy, since the audit committee also acts as our qualified legal compliance committee and as such oversees our regulatory compliance programs and procedures. Any amendments, modifications or supplements to the policy are subject to final approval by our Board of Directors, upon recommendation of our audit committee.

Our policy requires that we create a list of related persons and all entities in which a related person is an employee, acts as a director or executive officer, or holds more than five percent of ownership interest, each such entity we refer to as a “related person affiliate.” The list is updated at least annually and is maintained by our CFO. The list is made available, at the direction of our CFO, to appropriate regulatory, marketing, and operations (including finance) employees and executives who are involved or familiar with the transactions, contracts, or other legal or business arrangements that we have entered into or propose to enter into from time to time with third parties. These personnel then cross-check the parties involved in any such transactions against the related person transaction list. If it is determined that we have entered into or are proposing to enter into any transaction or arrangement (including any modification or addition to an existing contract or arrangement) with a related person or related person affiliate, our CFO is notified.

Once notified, our CFO, together with legal counsel, will review the appropriate NASDAQ rules, SEC rules, our corporate governance guidelines and any other applicable rules and determine whether the contemplated transaction or arrangement requires the review or approval of the Board of Directors or any committee thereof. For example, under applicable NASDAQ Marketplace Rules, transactions between us and such persons in excess of $120,000 must be reviewed by our audit committee or another independent body of our Board of Directors. In addition, our compensation committee charter requires that compensation arrangements with our executive officers be approved by our compensation committee. No transaction or arrangement with a related person or related person affiliate may be entered into unless the CFO has either (i) specifically confirmed that no further review or approval as described above is necessary or (ii) specifically confirmed that all requisite reviews and approvals necessary to enter into that transaction or arrangement have been obtained.

Our policy is intended to identify related person transactions prior to their consummation. However, if for any reason we enter into a transaction or arrangement without recognizing that such transaction or arrangement constituted a related party transaction, our CFO is notified. The procedure described above is then followed in order to determine whether (i) further review and ratification is necessary as described above or (ii) all requisite reviews and approvals necessary to enter into such transaction or arrangement have been obtained.

If our CFO determines that our Board of Directors or an independent committee thereof is required to review or approve (or ratify) a transaction as described above, that transaction will be presented to our Board of Directors or an appropriate committee, as the case may be, for review and approval. In the absence of any specific legal requirement that such transaction be reviewed or approved by our Board of Directors or a specific committee, it is expected that in most circumstances the transaction will be submitted to our audit committee.

In considering any related person transactions, our directors consider the facts and circumstances regarding such transaction, including, among other things, the amounts involved, the relationship of the related person with us and the terms that would be available in a similar transaction with an unaffiliated third party. The directors also consider their fiduciary duties, our obligations under applicable securities law, including disclosure obligations and director independence rules, and other applicable law in evaluating any related person transaction.

Transactions with Related Persons

Except as disclosed below, based on a review of the transactions and arrangements between us and any related person or related person affiliate, we have determined that we were not a party to any transaction or arrangement in which any related person or related person affiliate has a direct or indirect material interest during the year ended December 31, 2011.

Investments

In 2011, we purchased approximately $1.1 million of equity securities from a private company. We made this investment alongside other venture capital investors on substantially the same terms and conditions as those other investors. At the time our Board of Directors approved this investment, Brandon Hull was a member of our Board of Directors and the board of directors of this private company in which the investment was made (Mr. Hull abstained from the vote). Mr. Hull is also a General Partner of Cardinal Partners, which invested approximately $5.6 million in this same private company. During 2011, we entered into an agreement with this private company pursuant to which we piloted functionality for athenaCommunicator clients that enables new patients to schedule appointments via the private company’s website.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our officers and directors and persons who beneficially own more than 10% of our outstanding common stock (collectively, “Reporting Persons”) to file reports of beneficial ownership and changes in beneficial ownership with the SEC. Reporting Persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of such reports received or written representations from certain Reporting Persons during fiscal year ended December 31, 2011, we believe that all Reporting Persons complied with all Section 16(a) reporting requirements except Mr. Hull failed to file timely a Form 4 with the SEC with respect to one transaction.

CORPORATE GOVERNANCE

Board Independence

The Board of Directors has determined that each of the directors, except for Mr. Bush as CEO and Mr. Robinson as a former executive officer, has no relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and is “independent” within the meaning of our director independence standards and the director independence standards of NASDAQ and the SEC. Furthermore, the Board of Directors has determined that each member of each of the committees of the Board of Directors is independent within the meaning of NASDAQ’s, the SEC’s, and our applicable committee independence standards, including Rule 10a-3(b)(1) under the Exchange Act. In making that determination, the Board of Directors considered all relevant facts and circumstances, including (but not limited to) the director’s commercial, industrial, banking, consulting, legal, accounting, charitable, and familial relationships. In addition, at least a majority of the members of the Board of Directors meet the independence standards of the NASDAQ Marketplace Rules.

At least annually, the Board of Directors evaluates all relationships between us and each director in light of relevant facts and circumstances for the purposes of determining whether a material relationship exists that might signal a potential conflict of interest or otherwise interfere with such director’s ability to satisfy his or her responsibilities as an independent director. Based on this evaluation, the Board of Directors makes an annual determination of whether each director is independent within the meaning of NASDAQ’s, the SEC’s, and our independence standards.

Code of Ethics

We have adopted a code of ethics, which we call our Code of Conduct, that applies to all of our employees, officers, and directors, including those officers responsible for financial reporting. The current version of the Code of Conduct is available in the corporate governance section of our website at http://investors.athenahealth.com/. A copy of the Code of Conduct may also be obtained, free of charge, upon a request directed to: athenahealth, Inc., 311 Arsenal Street, Watertown, MA 02472, Attention: Secretary. We intend to disclose any amendment or waiver of a provision of the Code of Conduct that applies to our principal executive officer, principal financial officer, principal accounting officer, or controller, or persons performing similar functions, by posting such information on our website (available at http://www.athenahealth.com) or in our public filings with the SEC.

Corporate Governance Guidelines

The Board of Directors has adopted corporate governance guidelines to assist and guide its members in the exercise of its responsibilities. These guidelines should be interpreted in accordance with any requirements imposed by applicable federal or state law or regulation, NASDAQ, and our Certificate of Incorporation and By-laws. Our corporate governance guidelines are available in the corporate governance section of our website at http://investors.athenahealth.com/. Although these corporate governance guidelines have been approved by the Board of Directors, it is expected that these guidelines will evolve over time as customary practice and legal requirements change. In particular, guidelines that encompass legal, regulatory, or exchange requirements as they currently exist will be deemed to be modified as and to the extent that such legal, regulatory, or exchange requirements are modified. In addition, the guidelines may also be amended by the Board of Directors at any time as it deems appropriate.

Majority Voting Policy

In 2011, the Board of Directors revised our Corporate Governance Guidelines by adopting a majority voting policy. This policy requires that any director nominee in an uncontested election be elected by a majority of the votes cast in that election. If a director nominee in such an election does not receive a greater number of votes “for” his or her election than votes “withheld” from such election, that director must promptly submit his or her resignation to the Board of Directors. The nominating and corporate governance committee will then consider all relevant facts and circumstances and recommend to the Board of Directors the action to be taken in regard to such resignation. No later than 90 days following the final tabulation of the stockholders’ vote in that election, the Board of Directors must act on the submitted resignation and the recommendation of the nominating and corporate governance committee and disclose its decision regarding whether to accept the nominee’s resignation (or the reasons for rejecting the resignation, if applicable), as well as the decision-making process followed, in a Form 8-K furnished to the SEC.

Board and Committee Meetings

The Board of Directors meets on a regularly scheduled basis during the year to review significant developments affecting us and to act on matters requiring their approval. It also holds special meetings when important matters require action between scheduled meetings. Members of senior management regularly attend meetings to report on and discuss their areas of responsibility. During fiscal 2011, the Board of Directors held eight meetings and acted by unanimous written consent once. The Board of Directors has three standing committees:

•	the audit committee, which held seven meetings in fiscal 2011;

•	the compensation committee, which held six meetings in fiscal 2011 and acted by unanimous written consent three times; and

•	the nominating and corporate governance committee, which held five meetings in fiscal 2011.

Each of the incumbent directors of the Board of Directors attended at least 75% of the aggregate of all meetings of the Board of Directors and all meetings of committees of the Board of Directors upon which they served (during the periods that they served) during 2011. The Board of Directors held at least two executive sessions of the independent directors during 2011. Executive sessions do not include employee directors or directors who do not qualify as independent under NASDAQ and SEC rules. The lead director, Mr. King-Shaw, presides as chair of such executive sessions.

Annual Meeting Attendance

It is our policy that members of the Board of Directors are encouraged to attend annual meetings of our stockholders. Five directors attended last year’s annual meeting of stockholders.

Committees

Our By-laws provide that the Board of Directors may delegate responsibility to committees. The Board of Directors has three standing committees: an audit committee, a compensation committee, and a nominating and corporate governance committee. The Board of Directors has also adopted a written charter for each of the three standing committees. Each committee charter is available in the corporate governance section our website at http://investors.athenahealth.com.

The table below shows the composition of the standing committees of the Board of Directors.

Audit Committee

Messrs. Hull, Kane, and King-Shaw currently serve on the audit committee. Mr. Kane is the chairman of our audit committee. The Board of Directors has also determined that each member of the audit committee is independent within the meaning of NASDAQ’s and our director independence standards and the SEC’s heightened director independence standards for audit committee members, including Rule 10A-3(b)(1) under the Exchange Act. We have determined that each of the members of the audit committee is financially sophisticated and is able to read and understand consolidated financial statements and that Mr. Kane is an “audit committee financial expert” as defined in the Exchange Act. Mr. Kane qualifies as an “audit committee financial expert” due to his experience auditing financial statements, directorships with other public companies, and experience as a CFO as further described above in the section entitled “Directors and Executive Officers.” The audit committee’s responsibilities include:

•	overseeing our regulatory compliance programs and procedures;

•	appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

•	pre-approving audit and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;

•	reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

•	coordinating the oversight and reviewing the adequacy of our internal control over financial reporting;

•	establishing policies and procedures for the receipt and retention of accounting related complaints and concerns; and

•	preparing the audit committee report required by SEC rules to be included in our annual proxy statement.

Compensation Committee

Messrs. Foster, Ittycheria, and Mann currently serve on the compensation committee. Mr. Mann is the chairman of our compensation committee. The Board of Directors has determined that each member of the compensation committee is independent within the meaning of NASDAQ’s and our director independence standards. In addition, each member of the compensation committee is an “outside director” as defined in Section 162(m) of the Internal Revenue Code and a “non-employee” director as defined under Section 16 of the Exchange Act. The compensation committee’s responsibilities include:

•	annually reviewing and approving corporate goals and objectives relevant to compensation of our CEO;

•	evaluating the performance of our CEO in light of such corporate goals and objectives and determining the compensation of our CEO;

•	reviewing and approving the compensation of all our other officers;

•	establishing and reviewing our compensation philosophy and policy; and

•	overseeing and administering our employment agreements, severance arrangements, change in control agreements or provisions, and any special or supplemental benefits.

The compensation committee may delegate its authority to one or more subcommittees or to one member of the compensation committee. The compensation committee has the authority to engage independent advisors to assist it in carrying out its responsibilities and the sole authority to approve any such advisor’s fees and other retention terms. For a description of the compensation committee’s processes and procedures for the consideration and determination of executive compensation, please see the section entitled “Compensation Discussion and Analysis” below.

Nominating and Corporate Governance Committee

Messrs. Hull, Ittycheria, and Winkenwerder currently serve on the nominating and corporate governance committee. Dr. Winkenwerder is the chairman of our nominating and corporate governance committee. The Board of Directors has determined that each member of the nominating and corporate governance committee is independent within the meaning of NASDAQ’s, the SEC’s and our director independence standards. The nominating and corporate governance committee’s responsibilities include:

•	developing and recommending to the Board of Directors criteria for selecting members of the Board of Directors and its committees;

•	establishing procedures for identifying and evaluating director candidates, including nominees recommended by stockholders;

•	identifying individuals qualified to become members of the Board of Directors;

•	recommending to the Board of Directors the persons to be nominated for election as directors and to each committee of the Board of Directors;

•	developing and recommending to the Board of Directors a code of business conduct and ethics and a set of corporate governance guidelines; and

•	overseeing the evaluation of the Board of Directors and its committees and management.

Director Nominations

The Board of Directors has adopted a policy governing director nominations which is available on the corporate governance section of our website at http://investors.athenahealth.com/. The process for identifying and evaluating nominees for the Board of Directors, including nominees recommended by security holders, is as follows: the nominating and corporate governance committee will: (1) solicit recommendations; (2) review and evaluate the qualifications of any proposed director candidate and conduct inquiries it deems appropriate; (3) evaluate all proposed director candidates in the same manner; (4) consider any proposed director candidate who is deemed qualified in light of the minimum qualifications; and (5) consider, in addition to the minimum qualifications, all facts and circumstances that it deems appropriate or advisable, including, among other things, the skills of the proposed director candidate, his or her depth and breadth of professional experience or other background characteristics, his or her independence, and the needs of the Board of Directors.

In January 2012, we engaged a third-party search firm to assist in identifying, screening, retaining, and successfully on-boarding a new member to the Board of Directors. Our nominating and corporate governance committee provided the third-party search firm with certain capabilities and competencies that the Board of Directors seeks in potential nominees. Based on this information, the search firm will compile a list of candidates and the nominating and corporate governance will review and evaluate the list, meeting with candidates, as needed, and subsequently make recommendations to the Board of Directors.

Minimum Qualifications

The nominating and corporate governance committee will consider the following, and any other qualifications, skills, and attributes it deems appropriate, when recommending candidates to be nominated for election as directors and for appointment to any committee of the Board of Directors. Each nominee shall:

•	have experience at a strategic or policymaking level in a business, government, non-profit, or academic organization of high standing;

•	be highly accomplished in his or her respective field, with superior credentials and recognition;

•	exhibit high standards of integrity, commitment, and independence of thought and judgment;

•	have significant business or professional experience or demonstrated an exceptional understanding of our industry or other disciplines relevant to our business;

•	have sufficient time and availability to devote to athenahealth’s affairs, particularly in light of the number of boards on which the nominee may serve; and

•	to the extent such nominee serves or has previously served on other boards, the nominee shall have a demonstrated history of actively contributing at board meetings.

In identifying and evaluating proposed director candidates, the nominating and corporate governance committee may consider, in addition to the minimum qualifications and other criteria for Board of Directors membership approved by the Board of Directors from time to time, whether, if elected, the nominee assists in achieving a mix of board members that represents a diversity of race, ethnicity, gender, age, background, and professional experience. Although we do not have a policy with regard to the consideration of diversity in identifying director nominees, a diversity of race, ethnicity, gender, age, background, and professional experience is one of the factors the nominating and corporate governance committee considers in recommending potential nominees to the Board of Directors.

Stockholder Recommendations

Stockholders may submit recommendations for director candidates to the nominating and corporate governance committee by sending the individual’s name and qualifications to our Secretary at: athenahealth, Inc., 311 Arsenal Street, Watertown, MA 02472. Our Secretary will forward all such recommendations to the nominating and corporate governance committee. The nominating and corporate governance committee will evaluate any candidates recommended by stockholders against the same criteria and pursuant to the same policies and procedures applicable to the evaluation of candidates proposed by directors or management.

Stockholder Communications

The Board of Directors provides to every security holder the ability to communicate with the Board of Directors, as a whole, and with individual directors on the Board of Directors through an established process for security holder communications. For a security holder communication directed to the Board of Directors as a whole, security holders may send such communication to the attention of the Chairman of the Board of Directors via U.S. Mail or Expedited Delivery Service to: c/o athenahealth, Inc., 311 Arsenal Street, Watertown, MA 02472, Attn: Chairman of the Board of Directors.

For a security holder communication directed to an individual director in his or her capacity as a member of the Board of Directors, security holders may send such communication to the attention of the individual director via U.S. Mail or Expedited Delivery Service to: c/o athenahealth, Inc., 311 Arsenal Street, Watertown, MA 02472, Attn: Ruben J. King-Shaw, Jr.

We will forward by U.S. Mail any such security holder communication to each director, and the Chairman of the Board of Directors in his or her capacity as a representative of the Board of Directors, to whom such security holder communication is addressed to the address specified by each such director and the Chairman of the Board of Directors, unless there are safety or security concerns that mitigate against further transmission.

Board Leadership Structure

The Board of Directors believes that our board leadership structure — a combined Chairman of the Board of Directors and CEO, a lead director, and committees led by independent directors — is the most appropriate for us at this time. Jonathan Bush serves as our CEO and Chairman of the Board of Directors. The Board of Directors believes that Mr. Bush is the director most capable of identifying strategic priorities, leading critical discussions, and executing our strategy and business plans and, therefore, he is best suited to serve as Chairman of the Board of Directors. While Mr. Bush possesses extensive knowledge of the challenges we face and has years of experience guiding athenahealth through rapid growth, the independent directors bring their own outside experiences, oversight, and expertise. The Board of Directors elect a lead director to preside as chair of the executive sessions of the independent directors, in addition to the following responsibilities:

•	assist the Chairman of the Board of Directors in developing agendas for Board of Directors meetings and provide input for committee agendas;

•	develop agendas and chair executive sessions of the independent directors;

•	call special meetings of the independent directors;

•	brief the Chairman of the Board of Directors and our Secretary on issues discussed during the independent directors executive sessions;

•	facilitate discussion among independent directors on key issues and concerns outside of Board of Directors meetings;

•	communicate independent directors concerns to the Board of Directors;

•	interview director nominee candidates and make recommendations to the nominating and corporate governance committee;

•	be available for consultation and direct communications with stockholders, regulators, and other third parties; and

•	be available for additional responsibilities from time to time as determined by the Board of Directors.

Board’s Role in Risk Oversight

The Board of Directors oversees our risk management process. Management is responsible for the day-to-day risk management. We conduct an annual assessment of the adequacy and effectiveness of our processes for controlling activities and managing risk, and categorize the relevant risks identifying contributing and mitigating factors.

While the Board of Directors oversees risk management, the Board of Directors delegates the majority of the administration of its risk oversight function to the audit committee. The annual risk assessment is presented to the audit committee, and it determines whether our processes require modification or enhancement. The Chief Audit Officer, who reports directly to the audit committee, leads the internal audit department that helps evaluate and improve the effectiveness of risk management in conjunction with our legal department. The audit committee reviews with management significant business and financial risks and exposures and our guidelines, policies and measures for assessing and managing these risks and exposures. These risks may be reviewed at regularly scheduled meetings or at special meetings depending on the timing and magnitude of the risk. Management may consult with the audit committee or the chairman of the audit committee to discuss modifications or enhancements to our risk management processes. We complement the internal audit department with a strong compliance function and a compliance committee. The audit committee oversees the compliance committee, which assesses legal and regulatory risks that we face, and assists the Board of Directors in its oversight of our compliance program.

The Board of Directors monitors and manages operational and competitive risks through management updates at the regularly scheduled board meetings. Management provides periodic updates on business units and on our long-term goals and mission. The board agenda is tailored to address significant developments that may present risks, such as new government regulations.

The compensation committee reviews our compensation programs to determine whether they are appropriate, properly coordinated and achieve their intended purpose, including furthering our strategic plans and objectives. This review includes understanding the risk introduced by the compensation programs, as discussed in more detail below.

The nominating and corporate governance committee oversees the risks associated with our governance through assessing the adequacy of our code of conduct and corporate governance guidelines, and by its succession planning process.

Risks Related to Compensation Policies and Practices

Our compensation committee reviews and evaluates potential risks related to our compensation policies and practices for employees. The components of compensation are generally the same for all employees: base salary, short-term cash incentive awards, and for some employees long-term incentive awards. We benchmark our compensation at all levels based on external and internal market surveys. Base pay, cash incentive awards, and long-term incentive awards are targeted for above the market median for solid performers who achieve pre-defined performance objectives.

Base Pay is designed to provide steady income regardless of pre-defined performance metrics or our stock’s performance which allows employees to be compensated without heavy reliance on appreciation of our stock’s value or business results beyond their control.

Cash Incentive Awards are based on pre-defined performance objectives. For executives these awards are based on the corporate scorecard or financial metrics discussed below, and for non-executives these awards are based on individual goals associated with their division set by each employee and the employee’s manager. The overall bonus pool is funded based on corporate scorecard results, and the funding is increased or decreased based on our performance against the corporate scorecard. Setting individual and corporate performance metrics for cash incentive awards helps align employees’ goals with our business plan. Goals and performance metrics can be adjusted annually to address areas of particular concern and risks to athenahealth.

Long-Term Incentive Awards align our employees’ interests with stockholders, help attract new employees, and motivate and retain current employees for future performance. Typically long-term incentive awards vest over four years.

We structure our compensation to address company-wide risk. This is accomplished in part by tying compensation to our scorecards and individual-specific goals. Scorecards and employee’s goals can be adjusted annually to address risks identified in the annual risk assessment. We also use a mix of different compensation elements to balance short-term versus long-term awards to align compensation with our business strategy and stockholders’ interests. In 2012, management presented potential risks and mitigating factors related to our compensation practices, which the compensation committee reviewed. We believe the combination of base pay, cash incentive awards tied to performance objectives, and long-term incentive awards with four year vesting periods is balanced and serves to motivate our employees to accomplish our business plan without creating risks that are reasonably likely to have a material adverse effect on us.

COMPENSATION DISCUSSION AND ANALYSIS

This section discusses the compensation of our named executive officers, or NEOs. Our NEOs include the (i) CEO; (ii) CFO; and (iii) three most highly compensated executive officers other than the CEO and CFO who were serving as executive officers as of December 31, 2011. For 2011, our NEOs are:

Jonathan Bush	Chief Executive Officer, President, and Chairman of the Board of Directors
Timothy M. Adams	Senior Vice President, Chief Financial Officer, and Treasurer
Rob Cosinuke	Senior Vice President and Chief Marketing Officer
Stephen N. Kahane	President, Enterprise Services Group
Ed Park	Executive Vice President and Chief Operating Officer

Executive Summary

athenahealth has a performance-oriented culture and we designed our compensation program to reward executives when we achieve our corporate goals and objectives. Our executive compensation program is reviewed annually and can be adjusted to address our business goals and to promote both short- and long-term growth. The elements of our executive compensation include base salary, cash incentive awards, and long-term stock-based compensation. Base salary is used to attract and retain executives and to provide them with a guaranteed level of compensation. Base salary is intended to compensate an executive for performing his or her job responsibilities on a day-to-day basis. Cash incentive awards are used to reward achievement of individual and corporate goals. Long-term stock-based awards are used to attract and retain executives, align executives’ interests with stockholders, and motivate executives to achieve long-term corporate objectives. We put a significant portion of executive compensation at risk based on the achievement of our goals and objectives or an increase in stockholder value.

In 2011, athenahealth’s financial and operational performance was strong and as a result our executives received increased cash incentive awards. In addition, a substantial portion of executive compensation was in the form of stock options or RSUs which provides a strong incentive for executives to increase stockholder value. We also introduced performance-based equity awards into our executive compensation program. These awards vest based upon the attainment of pre-defined performance metrics. The summary of athenahealth’s performance, how executives were compensated relative to our performance, material changes in our compensation program, and results of the say-on-pay vote from last year is as follows.

athenahealth Performance

athenahealth is the leading provider of cloud-based business services for medical care givers. Our cloud-based services are currently packaged as four integrated offerings: athenaCollector for revenue cycle management, athenaClinicals for clinical cycle management, athenaCommunicator for patient cycle management, and athenaCoordinator for referral cycle management. Complementing athenaCollector is our business intelligence offering, Anodyne solutions, which provides physicians and practice managers with comprehensive, detailed insight into practice performance.

2011 was a very strong year for athenahealth. During 2011:

•	We had strong annual revenue growth:

¡	$324.1 million in revenue, representing 32% growth over $245.5 million in 2010

•	Our bottom line results demonstrated a focus on operating leverage:

¡	$19.0 million in net income, representing 50% growth over $12.7 million in 2010

¡	$32.7 million in operating income, representing 39% growth over $23.6 million in 2010

•	The underlying drivers of long-term success were strong:

¡	Employee engagement at 4.1 out of 5.0

¡	Client satisfaction at 86.3%

¡	Average client days in accounts receivable of 39.7 days

•	Our client base continued to expand while client adoption of other services in our service suite grew:

¡	Over 4,000 physicians added to athenaCollector

¡	96% year over year growth in physicians on athenaClinicals

¡	457% year over year growth in physicians on athenaCommunicator

¡	73% of all new athenaCollector deals included athenaClinicals

¡	37% of all new athenaCollector deals included both athenaClinicals and athenaCommunicator

•	Our services received national recognition in the KLAS survey rankings:

¡	athenaCollector won 2nd place in the practice management segments for 1 to 10 and 11 to 75 physicians

¡	athenaClinicals won 1st place in the ambulatory Electronic Health Record segment for 11 to 75 physicians

•	We increased our national physician awareness to 29% from 21% in 2010.

•	Finally, we launched our referral cycle management service offering, athenaCoordinator, following the acquisition of Proxsys LLC (“Proxsys”).

Pay for Performance

Our executive compensation is linked to athenahealth’s performance through cash incentive awards and equity awards. Cash incentive awards are tied to financial and operational performance. Historically, equity awards were subject solely to time-based vesting; however, in 2011, we introduced performance-based equity awards which tie equity awards to specific corporate goals and objectives in addition to our stock price performance.

Cash Incentive Awards. Cash incentives for executives other than our CEO are based on ten metrics of corporate performance tracked under our “corporate scorecard” in the areas of employee retention, service operations performance, client satisfaction, financial performance, and estimated bookings, while our CEO’s cash incentive is directly linked to our net income. The compensation committee tied the cash incentive for our CEO to net income instead of the corporate scorecard because it wanted our CEO to focus on profitability.

•

Corporate Scorecard  — Our executives other than our CEO receive cash incentive awards set as a target percentage of such executive’s base salary based on athenahealth’s performance against the corporate scorecard. The corporate scorecard uses weighted performance metrics which are designed to capture the most important operational and financial aspects of athenahealth. In 2011, the corporate scorecard was 106.3% of target. The bonus percentage earned is adjusted by 2% for every 1% of variance from the corporate scorecard target. Because of this, the bonus percentage was increased by 12.6% due to athenahealth’s strong financial and operational performance in 2011.

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CEO Scorecard  — Our CEO receives a cash incentive award based on our net income, excluding certain non-cash and non-recurring items. The CEO scorecard links our CEO’s cash incentive compensation directly to our profitability. The CEO scorecard sets lower and upper ranges of net income with incremental cash incentives for net income achievement in each range. In 2011, athenahealth’s net income as measured under the CEO scorecard was 18% above the upper limit of the highest range; therefore our CEO received the maximum cash incentive award.

Equity Awards. We grant time-based and performance-based equity awards. Time-based equity awards tie executive compensation to our stock price performance. Performance-based equity awards link executive compensation to corporate goals and objectives.

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Time-Based Equity Awards  — Our executives receive time-based stock options and RSUs. These awards typically vest 25% per year over four years. Time-based awards provide an incentive to increase long-term stockholder value and align our executives’ interests with stockholders.

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Performance-Based Equity Awards — Certain of our executives receive performance-based stock options and RSUs. The awards vest based upon the attainment pre-established performance goals thereby motivating the executives to achieve our corporate objectives.

Compensation Program Changes

In 2011, the compensation committee granted certain executives performance-based stock options and RSUs to incent and retain the executives and further align their interests with those of our stockholders. The performance-based equity awards vest based upon the attainment of pre-established performance metrics on the vesting dates following the performance periods.

Advisory Vote on Executive Compensation

At the 2011 Annual Meeting, our stockholders approved, on an advisory basis, the compensation of our named executive officers, as disclosed in the proxy statement for that meeting pursuant to the compensation disclosure rules of the SEC. The compensation committee reviewed the final vote results for the proposal, and, given the significant level of stockholder support (over 99% of total votes cast), concluded that our compensation program continues to provide a competitive pay-for-performance package that effectively incentivizes our named executives and encourages long-term retention. While the compensation committee had already determined our executive compensation arrangements for 2011 by the time we held our say-on-pay vote, the compensation committee took into account the positive outcome of the vote in setting 2012 executive compensation. Accordingly, the compensation committee determined not to make any significant changes to the executive compensation policies or decisions as a result of the vote. Our compensation committee will continue to consider the outcome of our say-on-pay votes and our stockholder views when making future compensation decisions for the named executive officers.

Our Executive Compensation Philosophy and Objectives

Our compensation committee designed our executive compensation program to:

•	attract, retain, and motivate highly qualified executives;

•

provide executives with a significant incentive through focus on our business strategy by maximizing revenue, managing expenses, and enabling us to produce long-term growth thereby increasing our value to stockholders; and

•	foster a cooperative teaching and learning environment that focuses on delivering stockholder value, providing the highest level of service to our clients, and respecting our colleagues.

Our business model is based on our ability to establish long-term relationships with clients and to maintain our strong mission, client focus, entrepreneurial spirit, and team orientation. We have sought to create an executive compensation package that balances short-term versus long-term components, cash versus equity elements, and fixed versus contingent payments in ways that we believe are most appropriate to motivate executives and reward them for achieving the following goals:

•	develop a culture that embodies a passion for our business, creative contribution, and a drive to achieve established goals and objectives;

•	provide leadership to the organization in such a way as to maximize the results of our business operations;

•	lead us by demonstrating forward thinking in the operation, development, and expansion of our business;

•	effectively manage organizational resources to derive the greatest value possible from each dollar invested; and

•	take strategic advantage of the market opportunity to expand and grow our business.

We believe that having a compensation program designed to align executives’ interests to achieve business results and to reinforce accountability is the cornerstone to successfully implementing and achieving our strategic plan. In determining the compensation of our executives, we are guided by the following key principles:

•	Competition. Compensation should reflect the competitive marketplace, so that we can attract, retain, and motivate talented executives.

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Accountability for Business Performance. Compensation should be tied to financial and operational performance, so that executives are held accountable through their compensation for contributions to our performance as a whole through the performance of the businesses for which they are responsible.

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Accountability for Individual Performance. Compensation should be tied to the executive’s performance to encourage and reflect individual contributions to our performance. We consider individual performance, as well as performance of the businesses and responsibility areas that each executive oversees, and weigh these factors as appropriate in assessing that executive’s performance.

•	Alignment with Stockholder Interests. Compensation should be tied to our financial performance through cash incentives and equity awards to align executives’ interests with those of our stockholders.

Our executive compensation structure not only aims to be competitive in our industry, but also to be fair relative to the compensation paid to other professionals within our organization, our short-term and long-term performance, and the value we deliver to our stockholders. We seek to maintain a performance-oriented culture and a compensation approach that rewards our executives when we achieve our goals and objectives, while putting at risk an appropriate portion of their compensation against the possibility that our goals and objectives may not be achieved.

Determination of Executive Compensation Awards

Roles in the Compensation Process

Our compensation committee determines executive compensation and oversees and administers our compensation program. The compensation committee typically meets at the beginning of each year to review the executive compensation for the past year and to determine base salary, cash incentive awards, and long-term incentives for the current year. In setting executive compensation, the compensation committee uses competitive benchmarking data as described below to set each component of compensation and make decisions on the total compensation levels. Although the compensation committee reviews and relies on this benchmarking data in the course of its annual compensation review, the data only provides a reference point. The compensation committee ultimately uses its own business judgment and expertise to determine the appropriate components and levels of compensation for our executives. In general, our compensation committee seeks to attract, retain and motivate superior performers, but recognizes that, in the absence of superior performance in a particular year, compensation at the outer end of industry norms may not be necessary or appropriate. Our compensation committee seeks to construct a compensation structure that is fair relative to compensation paid at similarly situated companies, but skewed slightly higher than industry norms so as to attract highly qualified personnel in a competitive employment environment.

Our compensation committee determines the amount of each element to award to executives, although it continues to rely, in part, upon the advice and recommendations of our CEO, particularly with respect to those executives that report directly to him. Our CEO performs an annual subjective assessment of the professional effectiveness of each executive and assigns a performance rating for the executive. The compensation committee takes the CEO’s performance ratings into consideration when setting executive compensation particularly with respect to setting the target percentile level as compared to the benchmark data. Our people and process and legal department staff also provide general administrative support to the compensation committee.

The compensation committee has the authority to retain and terminate any consulting firm or other outside advisor on compensation matters. In 2009, our compensation committee retained Pearl Meyers & Partners, LLC (“PM&P”), a compensation consultant, to review our peer group and recommend modifications, understand our competitive position for board compensation, and provide additional analysis, competitive data, and advice as requested. Based on the recommendation of PM&P, the compensation committee expanded our peer group to include the companies listed below. In 2011, our management engaged Strategic Rewards Consulting Group, LLC for general compensation related projects and benchmarking for 2012 executive compensation. Additionally, the compensation committee used PM&P for benchmarking our CEO’s equity compensation. Other than as described above, we did not retain PM&P or Strategic Rewards Consulting Group, LLC to perform any other services during fiscal 2011.

Benchmarking

The compensation committee reviews the compensation of each of our executives against the compensation levels of comparable positions with a peer group of companies on an annual basis. Our compensation committee strives to select companies within the health care and equipment services, software and services, and Internet application software industries with similar annual revenue. Below is the peer group the compensation committee used to evaluate executive compensation for 2011:

•	Advent Software, Inc.

•	Allscripts-Misys Healthcare Solutions, Inc.

•	Blackboard Inc.

•	Commvault Systems, Inc.

•	Constant Contact, Inc.

•	Cybersource Corporation

•	Eclipsys Corporation

•	HMS Holdings Corp.

•	MedAssets, Inc.

•	Medidata Solutions, Inc.
•	NetSuite Inc.

•	NuVasive, Inc.

•	Phase Forward Incorporated

•	Quality Systems, Inc.

•	SuccessFactors, Inc.

•	Taleo Corporation

•	Transcend Services, Inc.

•	Tyler Technologies, Inc.

•	Ultimate Software Group, Inc.

For competitive benchmarking purposes, the positions of our NEOs were compared to their counterpart positions in the peer group, if available. The compensation committee supplemented the benchmarking data with industry-relevant survey data from the 2010 Culpepper Executive Compensation Survey for companies of a similar size to ours. Our compensation committee used the compensation levels for comparable positions in the peer group as a guide in determining total cash compensation (that is, base salary plus cash incentive awards for achievement of pre-defined performance objectives) of our NEOs.

In fiscal 2011, the compensation committee aimed to pay the NEOs (i) at or above the 60th percentile for base salary and (ii) at or above the 65th percentile of the benchmarking data for total cash compensation. In order to provide additional incentive to attract, retain, and motivate superior performers, the compensation committee aimed to pay the NEOs, who received a high individual performance rating for the prior year, at or above the 75th percentile for total cash compensation. For NEOs other than our CEO, the pre-defined performance objectives for cash incentive awards were based on the corporate scorecard metrics, and, in the case of our CEO, in the form of specified financial targets (each as described in more detail below). The compensation committee did not set targets for long-time incentive awards, but its compensation strategy for long-term incentive awards is to provide above market compensation for above market performance.

Components of our Executive Compensation Program

Our executive compensation program currently consists of three components:

•	base salary;

•	cash incentives linked to corporate performance, paid either in quarterly installments or, in the case of our CEO, annually; and

•	periodic grants of long-term stock-based compensation, such as stock options and RSUs.

Our compensation philosophies with respect to each of these elements, including the basis for the compensation awarded to each of our NEOs, are discussed below. In addition, although each element of compensation described below is considered separately, the compensation committee takes into account the aggregate compensation package for each individual in its determination of each individual component of that package. The compensation committee’s philosophy is to put significant weight on those aspects of compensation tied to performance, such as annual cash incentives based on measurable performance objectives and long-term incentives in the form of stock options, RSUs, or a combination of both.

Base Salary

In 2011, the base salary for each NEO, except Messrs. Bush and Park, met or exceeded the 60th percentile based on the benchmarking and survey data. The compensation committee decided to put more of Mr. Bush’s 2011 total cash compensation at risk by keeping his base salary at $475,000 and increasing the potential payouts for his cash incentive award. His 2011 base salary was above the median of the benchmarking data. Although Mr. Park’s salary is still below the 60th percentile, the significant increase in his salary reflects the effort of the compensation committee to move his base salary toward the 60th percentile over time. With the changes to the 2010 base salaries, the compensation committee approved salaries exceeding the 60th percentile for Messrs. Adams and Cosinuke, consistent with the compensation committee’s aim to set base salaries at or above the 60th percentile. Dr. Kahane joined us in 2011 and his salary was determined on the basis of his skills, qualifications, responsibilities, and experience. The following table sets forth base salaries of the NEOs for 2010 and 2011 and the percentage increase in the salary for each NEO:

			% Increase
Executive	2010 Salary(1)	2011 Salary(1)	(2010-2011)
Jonathan Bush	$475,000	$475,000	0.0%
Timothy M. Adams	315,000	321,300	2.0%
Rob Cosinuke	262,000	300,000	14.5%
Stephen N. Kahane(2)	—	300,000	—
Ed Park	240,000	300,000	25.0%

(1)	Represents base salary on an annualized basis. Due to our payroll schedule and the timing of salary adjustments, the amounts actually paid varied from these figures. For the amounts actually paid, please see “— Summary Compensation Table” below.
(2)	Dr. Kahane joined us on February 18, 2011.

Cash Incentives Awards

We believe that cash incentive awards should be tied to financial and operational performance. Our executive cash incentive plan has two parts, one for our CEO (“CEO Plan”) and another for the senior leadership team (“SLT Plan”). The compensation committee annually determines the goals that serve as the basis for incentive compensation under the CEO Plan. For the SLT Plan, the CEO develops the underlying annual goals, which are then submitted to the compensation committee for approval. For fiscal 2011, the CEO Plan goal was a specified financial target for our financial performance and the SLT Plan goals were set forth in the corporate scorecard, which includes metrics relating to our stability, performance, client satisfaction, financial results, and growth.

CEO Plan

For 2011, our CEO’s cash incentive award was based on athenahealth’s Net Income Before Taxes1 for the fiscal year ending December 31, 2011. This goal was based on the compensation committee’s interest in linking Mr. Bush’s annual cash incentive compensation directly to our profitability. The compensation committee used the following CEO scorecard which set lower and upper ranges of Net Income Before Taxes with incremental cash incentives and an inter-range percent for achievement of a Net Income Before Taxes in each range.

CEO Scorecard

Net Income Before Taxes		Incremental Incentive	Total Incentive	Inter Range Percent
Lower	Upper
$38,000,000	$40,000,000	$100,000	$100,000	5.0%
$40,000,000	$42,000,000	$150,000	$250,000	7.5%
$42,000,000	$44,000,000	$267,000	$517,000	13.4%
$44,000,000	$45,000,000	$25,000	$542,000	2.5%
$45,000,000	$46,000,000	$50,000	$592,000	5.0%

Based on a Net Income Before Taxes achievement of $54.1 million in the fiscal year ended December 31, 2011, the compensation committee determined that Mr. Bush receive a cash incentive award of $592,000. This resulted in Mr. Bush receiving total cash compensation at the 75th percentile of the peer group benchmarking data.

SLT Plan

For 2011, cash incentive awards for Messrs. Adams, Cosinuke, Kahane, and Park were tied to achievement of our goals and objectives as set forth in the corporate scorecard. The compensation committee set a bonus target amount for each executive that was equal to a specified percentage of such executive’s base salary, as set forth below. These percentages were based on such person’s qualitative performance appraisal rating as determined by the CEO based on performance during the prior fiscal year. The target percentage was adjustable up or down based on our performance as measured against the corporate scorecard. The bonus percentage earned was adjusted (upward or downward, as applicable) by 2% for every 1% of variance from the corporate scorecard target. The annual performance bonus for the first three quarters of 2011 was based on a year-to-date corporate scorecard value and the annual performance bonus for the fourth quarter of 2011 was based on the annual corporate scorecard values, when those values are calculated.

Our 2011 corporate scorecard was comprised of ten specific stability, performance, satisfaction, financial, and growth metrics as set forth below, and each metric was assigned a different percentage value of the overall scorecard value. These categories of performance metrics were designed to capture the most important operational and financial aspects of the organization and can be broken down as follows:

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The stability metrics comprised 10% of the overall scorecard value and consisted of employee voluntary turnover rate. The corporate scorecard also tracked employee engagement for informational purposes, but did not count it toward the stability metrics value.

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The performance metrics comprised 30% of the overall scorecard value and consisted of client days-in-accounts-receivable for athenaCollector clients, lost patient care revenue, and client work index. The corporate scorecard also tracked provider documentation time per appointment for informational purposes, but did not count it toward the performance metrics value.

[1]

Net Income Before Taxes is based on the net income reported in our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2011, filed with the SEC on February 16, 2012. Net Income Before Taxes is calculated as net income, excluding the income tax provision, stock-based compensation expense, loss on the interest rate derivative contract, and the amortization of purchased intangibles.

•	The satisfaction metric comprised 15% of the overall scorecard value and consisted of client satisfaction rate.

•	The financial metrics comprised 20% of the overall scorecard value and consisted of total revenue and non-GAAP operating income.

•	The growth metric comprised 25% of the overall scorecard value and consisted of new bookings.

Our 2011 corporate scorecard results are summarized below:

Corporate Scorecard

(1)	“Total Revenue” is defined as total revenue as reported in our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2011, filed with the SEC on February 16, 2012, excluding revenue generated from Proxsys.

(2)	“Non-GAAP Operating Income” is defined as operating income as reported in our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2011, filed with the SEC on February 16, 2012, excluding stock-based compensation expense, amortization of purchased intangibles and the operating loss generated from Proxsys as the Proxsys acquisition was not included in our original fiscal 2011 budget.

(3)	Because the growth metric contains targeted bookings, which is highly sensitive data, we do not disclose the specific performance measures and targets, because we believe that such disclosure would result in serious competitive harm. We set the targets for the new bookings metric at a high level because we are a growth-oriented company and rely on bookings to help drive our growth. Additionally, the value associated at the time of booking was an estimate of the revenue that we expected to receive from new clients which, in turn, was based on an estimate of what the clients’ total collections would be for new clients using our services. The number was an estimate based on an estimate, which means it was inherently volatile and cannot be used to predict actual revenue. We believe the bookings targets within the corporate scorecard were designed to be challenging but attainable if we had what we considered to be a successful year. We have used similarly devised bookings targets in the corporate scorecard for the past three years and the results against those applicable targets were 135.7% of target for the year 2008, 101.2% for the year 2009, and 92.4% for the year 2010.

The above-referenced performance targets should not be interpreted as a prediction of how we will perform in future periods. As described above, the purpose of these targets was to establish a method for determining the payment of cash based incentive compensation. You are cautioned not to rely on these performance goals as a prediction of our future performance. The elements included in the corporate scorecard have changed over time as we gain experience using them, and are likely to be adjusted in the future as well. As described above, in 2011 the bonus percentage earned was adjusted by 2% for every 1% of variance from the corporate scorecard target.

Because the corporate scorecard was 6.3% above target, the target bonus percentage for the NEOs (except for our CEO) was increased by 12.6%. The following table sets forth information concerning the cash incentive awards earned by the following NEOs:

Executive	Bonus % at 100% Achievement of Corporate Scorecard	Corporate Scorecard Results	% Change	Adjusted Bonus %	Base Salary	Cash Bonus
Timothy M. Adams	60.0%	106.3%	12.6%	72.6%	$321,300	$233,264
Rob Cosinuke	60.0%	106.3%	12.6%	72.6%	$300,000	$217,800
Stephen N. Kahane	60.0%	106.3%	12.6%	72.6%	$300,000	$217,800
Ed Park	70.0%	106.3%	12.6%	82.6%	$300,000	$247,800

Long-Term Stock-Based Compensation

Our long-term stock based compensation is intended to reward long-term performance and help align the interest of our executives with those of our stockholders. Historically, we granted stock options as the sole form of long-term incentives. In 2010, our compensation committee reviewed this practice and in light of our overall business strategy, existing market-competitive best practices, and other factors, decided to give executives the choice of stock options, RSUs, or a combination of both. Based on the financial characteristics of RSUs, the compensation committee established that each share represented by a RSU shall be deemed to equal the issuance of two stock option shares. This design gives executives a stake in the process of determining their long-term incentive compensation, and provides them with incentive to execute their responsibilities in such a way as to generate long-term benefit to us and our stockholders. Our compensation committee wanted executives to have the option of evaluating their overall risk tolerance based on their own financial portfolio. Through possession of stock options and RSUs, our executives participate in the long-term results of their efforts, whether by appreciation of our stock’s value or the impact of business setbacks, either company-specific or industry-based. Additionally, stock options and RSUs provide a means of promoting the retention of our executive officers, in that they are in almost all cases subject to vesting over an extended period of time. Stock options and RSUs provide executives with a significant and long-term interest in our success. By rewarding only the creation of stockholder value, we believe that stock options and RSUs provide our NEOs with an effective risk and reward profile.

The number of long-term incentive awards granted to our NEOs is determined by the compensation committee in its discretion. Grants have not been formula-based, but instead have historically been granted taking into account a mixture of the following qualitative factors: the executive’s level of responsibility; the competitive market for the executive’s position; the subjective assessment of the executive’s potential contribution to our growth; and the subjective assessment of the professional effectiveness and capabilities of the executive (with such subjective assessments determined by our CEO for our NEOs other than our CEO and by our compensation committee for our CEO). Although the specific number of long-term incentive awards is not attributable to any specific factor, we have placed the most emphasis in determining the number of awards on trends in the competitive market for the executive’s position and the subjective assessment of the executive’s potential contribution to our success. Additionally, larger awards have typically been made to the NEOs that have areas of responsibility and function that are more likely to build long-term stockholder value as determined by how directly linked their areas of responsibility and function are to our growth. Relative to other NEOs, larger awards are typically made to Mr. Bush in light of his responsibility and function.

For 2011 long-term stock based compensation, we reviewed different types of long term incentives and proposed appropriate changes that aligned with our business goals and supported retention and attraction of key talent. We granted performance based-equity awards to certain executives with performance metrics tied to the achievement of our growth and financial goals. Our performance against corporate metrics during a performance period determines the number of shares subject to these awards that vest. In determining the conditions and size of these awards, the compensation committee considered the importance of focusing these executives on achieving key metrics from our business plan. By increasing the portion of total target compensation that is performance-based for these individuals, we believe the performance-based awards provide appropriate levels of incentives for these executives.

In 2011, our compensation committee approved grants of time-based and performance-based stock options and RSUs to our NEOs, as follows:

			Performance-Based
	Time-Based		(at maximum)
Name	Stock Options	RSUs	Stock Options	RSUs
Jonathan Bush	75,000	—	—	—
Timothy M. Adams	—	12,500	—	—
Rob Cosinuke	—	12,500	—	24,000
Stephen N. Kahane	18,000	83,200	19,000	38,000
Ed Park	—	25,000	—	—

Time-Based Awards

The compensation committee approved:

•	Mr. Bush’s award based upon the compensation committee’s subjective assessment of his performance in 2010;

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Messrs. Adams, Cosinuke, and Park’s awards as part of the 2010 annual performance review, taking into account the recommendations of our CEO, which were based upon his subjective assessment of the professional effectiveness and capabilities of these executives, the nature and scope of their areas of responsibility, and the number of unvested equity awards remaining as to each individual; and

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Dr. Kahane’s award in connection with his hiring, taking into account the recommendation of our CEO which was based on his subjective assessment that such an award was necessary to remain competitive with other prospective employers.

All of the time-based awards vest 25% per year over four years on each anniversary of the grant date.

Performance-Based Awards

In order to provide additional incentives to Messrs. Cosinuke and Kahane, both responsible for sales and growth functions, the compensation committee granted them performance-based awards. The actual amount of stock options or RSUs, as applicable, that vests under the performance-based awards in any year depends on the achievement of corporate objectives. The corporate objectives for these awards are based on sales bookings and revenue for Messrs. Cosinuke and Kahane, respectively. The compensation committee selected these metrics as it will drive our growth and create stockholder value. We set the targets for the bookings and revenue metrics at a high level because we are a growth-oriented company and rely on bookings to drive growth and revenue to sustain it. We believe the targets for these awards were designed to be challenging but attainable if we had what we considered to be a successful year during the applicable performance periods. The performance-based awards vest on the March 1 following each performance period, based on continued service through such date.

The number of shares that could be earned for Mr. Cosinuke’s performance-based RSU award could vary from 0 to 24,000 of the target amount for the metric described below according to the following table:

	RSUs Earned
	at 100% of
Period	Target	Maximum
2011	8,500	24,000
2012	7,500	24,000
2013	8,000	24,000

Mr. Cosinuke’s performance-based RSU award vests based on achievement of Non-Enterprise Bookings during each period adjusted proportionally. “Non-Enterprise Bookings” means sales bookings for our group and small group clients. If Non-Enterprise Bookings is below target then the unearned shares subject to the RSUs from the grant are cancelled. If the Non-Enterprise Bookings for any period is above target, then Mr. Cosinuke can earn a number of shares for that period in excess of the target. The excess shares earned will reduce accordingly the shares that can be earned in a subsequent period. The maximum amount of RSUs subject to this award is 24,000. For 2011, the Non-Enterprise Bookings metric was 105% of target, resulting in 8,883 RSUs vesting.

The number of shares that could be earned for Dr. Kahane’s performance-based stock option and RSU awards could vary from 0 to 57,000 of the target amount for the metric described below according to the following table:

	Stock Options	RSUs Earned
	at 100% of	at 100% of
Period	Target	Target	Total	Maximum
2011-2012	4,000	8,000	12,000	57,000
2013	6,000	12,000	18,000	57,000
2014	9,000	18,000	27,000	57,000

Dr. Kahane’s performance-based stock option and RSU awards vest based on achievement of New Enterprise Revenue. “New Enterprise Revenue” is based our revenue from new enterprise clients during the month of December at the end of each performance period. Our revenue from new enterprise clients during the December at the end of each period is annualized and New Enterprise Revenue is calculated based on the annualized rate for such performance period. If New Enterprise Revenue is below target then the unearned shares and options subject to the awards from the grants are cancelled. If New Enterprise Revenue for any period is above target, then Dr. Kahane can earn a number of options and shares for that period in excess of the target. The excess options and shares earned will reduce accordingly the options and shares that can be earned in subsequent periods. The maximum amount of shares subject to these awards is 57,000.

We have granted stock options as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), subject to the annual exercisability limits contained in the Code, and we may, in the future, grant non-qualified stock options. Generally, for stock options that do not qualify as incentive stock options, we are entitled to a tax deduction in the year in which the stock options are exercised equal to the spread between the exercise price and the fair value of the stock for which the stock option was exercised. The holders of the non-qualified stock options are generally taxed on this same amount in the year of exercise. For stock options that qualify as incentive stock options, we might not receive a tax deduction (for example, if the NEO holds the shares for the applicable incentive stock option holding periods), and the holder of the stock option may receive more favorable tax treatment than he or she would receive for a non-qualified stock option. We may choose to grant incentive stock options in order to provide these potential tax benefits to our executives and because of the limited expected benefits to our company of the potential tax deductions as a result of our historical net losses.

Timing of Equity Grants

Our equity award grant policy formalizes our process for granting equity-based awards to officers and employees. Under our equity award grant policy, all grants must be approved by our compensation committee or Senior Vice President of People and Process. All stock options will be awarded with an exercise price that is not less than the fair market value of our common stock, calculated based on our closing market price on the grant date. Under our equity award grant policy, equity awards will only be granted on the first business day of any month, as follows:

•

grants made in conjunction with the hiring of a new employee or the promotion of an existing employee will be made on the first trading day of the month following the later of (1) the hire date or the promotion date or (2) the date on which such grant is approved; and

•	grants made to existing employees other than in connection with a promotion will be made, if at all, on an annual basis.

Our compensation committee has delegated authority to our Senior Vice President of People and Process to make equity grants of (i) stock options exercisable for less than 50,000 shares, (ii) RSUs exercisable for less than

25,000 shares, or (iii) a combination of stock options and RSUs exercisable for less than 50,000 shares (for purposes of calculating the number of RSUs permitted in connection with any such combination, each RSU is deemed to be the equivalent of two stock options), to employees but not to non-employees or Section 16 officers. All grants of equity to Section 16 officers or non-employees and all grants to employees of stock options exercisable for 50,000 or more shares or 25,000 or more RSUs, or a combination of stock options and RSUs exercisable for 50,000 or more shares require approval of the compensation committee.

Benefits

We provide the following benefits to our executives on the same basis as the benefits provided to all employees:

•	health, dental, and vision insurance;

•	life insurance;

•	short- and long-term disability;

•	401(k) plan; and

•	an employee stock purchase plan.

These benefits are consistent with those offered by other companies and specifically with those companies with which we compete for employees.

We provide a matching contribution to each employee, including our executive officers, who participate in our 401(k) plan. This matching policy provides a match of one-third of contributions up to 6% of eligible compensation.

Employment Agreements

Jonathan Bush.    We are party to an employment agreement with Jonathan Bush for the position of CEO. The agreement provides for at-will employment and a base annual salary subject to annual review. Mr. Bush currently receives a base salary of $540,000. Mr. Bush is eligible to participate in our employee benefit plans, to the extent that he is eligible for those plans, on the same terms as other similarly situated executive officers and is eligible for a bonus as described above.

Timothy M. Adams.    We are party to an employment agreement with Timothy M. Adams for the position of CFO. The agreement provides for at-will employment, a $50,000 signing bonus (which was paid to Mr. Adams in his year of hire), and for a base annual salary subject to annual review. Mr. Adams currently receives a base salary of $321,300. Mr. Adams is eligible to participate in our employee benefit plans, to the extent that he is eligible for those plans, on the same terms as other similarly situated executive officers and is eligible for a bonus as described above.

Rob Cosinuke.    We are party to an employment agreement with Rob Cosinuke for the position of Chief Marketing Officer. The agreement provides for at-will employment and for a base annual salary subject to annual review. Mr. Cosinuke currently receives a base salary of $300,000. Mr. Cosinuke is eligible to participate in our employee benefit plans, to the extent that he is eligible for those plans, on the same terms as other similarly situated executive officers and is eligible for a bonus as described above.

Stephen N. Kahane.    We are party to an employment agreement with Stephen N. Kahane for the position of President, Enterprise Services Group. The agreement provides for at-will employment and for a base salary subject to annual review. Dr. Kahane currently receives a base salary of $300,000. Dr. Kahane is eligible to participate in our employee benefit plans, to the extent that he is eligible for those plans, on the same terms as other similarly situated executive officers and is eligible for a bonus as described above. His employment agreement also provides for severance payments if we terminate his employment without “cause” or he resigns from his employment for “good reason.” See “— Potential Payments Upon Termination or Change-in-Control” below for additional information about the terms of Dr. Kahane’s employment agreement.

Ed Park.    We are party to an employment agreement with Ed Park for the position of Chief Operating Officer. The agreement provides for at-will employment and for a base annual salary subject to annual review. Mr. Park currently receives a base salary of $300,000. Mr. Park is eligible to participate in our employee benefit plans, to the extent that he is eligible for those plans, on the same terms as other similarly situated executive officers and is eligible for a bonus as described above.

Compensation Committee Interlocks and Insider Participation

During 2011, Messrs. Foster, Ittycheria and Mann served as members of our compensation committee. No member of the compensation committee was an employee or officer of athenahealth during 2011, a former officer of athenahealth, or had any other relationship with us requiring disclosure herein.

During the last fiscal year, none of our executive officers served as: (1) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our compensation committee; (2) a director of another entity, one of whose executive officers served on our compensation committee; or (3) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our Board of Directors.

Compensation Committee Report

The information contained in this report shall not be deemed to be (1) “soliciting material,” (2) “filed” with the SEC, (3) subject to Regulations 14A or 14C of the Exchange Act, or (4) subject to the liabilities of Section 18 of the Exchange Act. This report shall not be deemed incorporated by reference into any of our other filings under the Exchange Act or the Securities Act of 1933, as amended (the “Securities Act”), except to the extent that we specifically incorporate it by reference into such filing.

The compensation committee of the Board of Directors of athenahealth has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management. Based on such review and discussion, the compensation committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement for the fiscal year ending December 31, 2011.

THE COMPENSATION COMMITTEE

James L. Mann (Chair)

Richard N. Foster

Dev Ittycheria

Summary Compensation

The following table sets forth information concerning the compensation of the NEOs for the fiscal years ended December 31, 2011, 2010, and 2009.

Summary Compensation Table(1)

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
(a)	(b)	(c)	(d)		(e)	(f)	(g)	(i)	(j)
Jonathan Bush	2011	475,000	—		—	1,525,418	592,000	5,012	2,597,430
Chief Executive Officer, President,	2010	466,538	—		—	2,928,787	523,000	5,068	3,923,393
and Chairman of the Board	2009	419,452	—		—	761,004	241,924	4,202	1,426,582
Timothy M. Adams(5)	2011	320,331	—		561,250	—	233,264	2,945	1,117,790
Senior Vice President and	2010	296,827	50,000	(6)	1,636,000	1,916,766	182,700	3,086	4,085,379
Chief Financial Officer
Rob Cosinuke	2011	294,154	—		1,611,730	—	217,800	3,735	2,127,419
Senior Vice President and	2010	261,231	—		275,850	118,863	151,960	396	808,300
Chief Marketing Officer	2009	256,952	—		—	380,502	186,325	385	824,164
Stephen N. Kahane(5)	2011	249,231	—		5,466,120	714,756	217,800	2,265	6,650,172
President, Enterprise Services
Group
Ed Park(5)	2011	290,769	—		1,122,500	—	247,800	3,736	1,664,805
Executive Vice President and	2010	231,877	—		906,000	125,232	139,200	3,341	1,405,650
Chief Operating Officer

(1)	The column disclosing compensation under the heading “Change In Pension Value And Nonqualified Deferred Compensation Earnings” is not included because no compensation in this category was awarded to, earned by, or paid to the NEOs in 2011, 2010, or 2009.

(2)	The valuation of stock and option awards is based on the grant date fair value computed in accordance with FASB ASC Topic 718. The assumptions used to calculate the value of stock and option awards are set forth in the section entitled “Critical Accounting Policies” under Item 7 and Note 11 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2011. For performance-based awards, the grant date fair value is based upon the probable outcome, which is the maximum outcome, consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under FASB ASC Topic 718.

(3)	The amounts listed in this column for 2011 represent cash incentive awards earned by NEOs under the CEO Plan and SLT Plan, as applicable, for fiscal 2011 performance, as further described in the section entitled “Cash Incentives Awards” above. The amounts listed in this column for 2010 and 2009 are reported in the fiscal year earned. The NEOs (except for Mr. Bush) were paid the cash incentive awards quarterly in part in the fiscal year earned and in part in the following year. Mr. Bush was paid his cash incentive awards in the year following the fiscal year in which the award was earned.

(4)	Represents 401(k) matching contributions.

(5)	Messrs. Adams and Park were not named executive officers in fiscal 2009, and Dr. Kahane was not a named executive officer in fiscal 2010 and 2009, and therefore no information is presented for these years.

(6)	Represents a signing bonus paid pursuant to Mr. Adams’ employment agreement.

Grants of Plan-Based Awards

The following table sets forth information concerning plan-based awards granted to the NEOs during the fiscal year ended December 31, 2011.

Grants of Plan-Based Awards — 2011

Name	Grant Date	Compensation Committee Action Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards($)(4)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
(a)	(b)		(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Jonathan Bush	4/1/2011	3/23/2011								75,000	44.90	1,525,418
			100,000	—	592,000
Timothy M. Adams	4/1/2011	3/23/2011							12,500			561,250
			—	192,780	321,300
Rob Cosinuke	4/1/2011	3/23/2011							12,500			561,250
	6/1/2011	6/1/2011				—	24,000	24,000				1,050,480
			—	180,000	300,000
Stephen N. Kahane	3/1/2011	2/28/2011							81,000			3,653,100
	3/1/2011	2/28/2011				—	38,000	38,000				1,713,800
	3/1/2011	2/28/2011							2,200			99,220
	3/1/2011	2/28/2011								18,000	45.10	366,296
	3/1/2011	2/28/2011				—	19,000	19,000			45.10	348,460
			—	180,000	300,000
Ed Park	4/1/2011	3/23/2011							25,000			1,122,500
			—	210,000	300,000

(1)	The amounts shown in the threshold, target, and maximum columns reflect the possible payouts under the athenahealth Executive Incentive Plan for fiscal 2011. The amounts earned by each NEO for fiscal 2011 are reported in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table. There are no thresholds for our Estimated Possible Payouts Under Non-Equity Incentive Plan Awards, with the exception of the award for Mr. Bush. The cash incentive awards are paid quarterly or annually, as applicable. The awards are described in more detail above in the section entitled “Cash Incentive Awards.”

(2)	Represents performance-based stock option and RSU awards granted pursuant to our 2007 Stock Option and Incentive Plan. There are no thresholds for our Estimated Future Payouts Under Equity Incentive Plan Awards. The awards are described in more detail above in the section entitled “Long-Term Stock-Based Compensation.”

(3)	Represents stock option and RSU awards granted pursuant to our 2007 Stock Option and Incentive Plan. The awards are described in more detail above in the section entitled “Long-Term Stock-Based Compensation.”

(4)	The valuation of stock and option awards is based on the grant date fair value computed in accordance with FASB ASC Topic 718. The assumptions used to calculate the value of stock and option awards are set forth in the section entitled “Critical Accounting Policies” under Item 7 and Note 11 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2011. For performance-based awards, the grant date fair value is based upon the probable outcome, which is the maximum outcome, consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under FASB ASC Topic 718.

Outstanding Equity Awards

The following table sets forth information concerning unexercised options; stock that has not vested; and equity incentive plan awards for each NEO outstanding as of December 31, 2011.

Outstanding Equity Awards at Fiscal Year-End — 2011

			Option Awards							Stock Awards
Name	Grant Date	Vesting Start Date(1)	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
(a)			(b)		(c)	(d)		(e)	(f)	(g)	(h)	(i)		(j)
Jonathan Bush	4/27/2005	1/9/2005	437		—			3.50	4/27/2015
	4/27/2005	4/27/2005	48,993		—			3.50	4/27/2015
	7/27/2006	7/27/2006	39,062		—			6.16	7/27/2016
	3/15/2007	1/1/2007	45,000		—			7.39	3/15/2017
	3/3/2008	1/7/2008	37,125		12,375			32.72	3/3/2018
	3/3/2008	N/A	120,000	(3)	—			32.72	3/3/2018
	3/2/2009	1/5/2009	30,000		30,000			25.67	3/2/2019
	4/1/2010	2/15/2010	38,500		115,500			36.78	4/1/2020
	4/1/2011	4/1/2011	—		75,000			44.90	4/1/2021
Timothy M. Adams	2/1/2010	1/11/2010	22,500		67,500			40.90	2/1/2020
	2/1/2010	1/11/2010								30,000	1,473,600
	4/1/2011	4/1/2011								12,500	614,000
Rob Cosinuke	1/2/2008	12/3/2007	144,000		—			35.26	1/2/2018
	3/2/2009	1/5/2009	15,000		15,000			25.67	3/2/2019
	4/1/2010	2/15/2010	1,562		4,688			36.78	4/1/2020
	4/1/2010	2/15/2010								5,625	276,300
	4/1/2011	4/1/2011								12,500	614,000
	6/1/2011	N/A										24,000	(4)	1,178,880
Stephen N. Kahane	3/1/2011	3/1/2011	—		18,000			45.10	3/1/2021
	3/1/2011	N/A	—			19,000	(5)	45.10	3/1/2021
	3/1/2011	3/1/2011								81,000	3,978,720
	3/1/2011	N/A										38,000	(5)	1,866,560
	3/1/2011	3/1/2011								2,200	108,064
Ed Park	3/3/2008	1/7/2008	—		5,000			32.72	3/3/2018
	3/2/2009	1/5/2009	—		7,500			25.67	3/2/2019
	8/2/2010	7/5/2010	2,500		7,500			26.91	8/2/2020
	4/1/2010	2/15/2010								7,500	368,400
	8/2/2010	7/5/2010								15,000	736,800
	4/1/2011	4/1/2011								25,000	1,228,000

(1)	Unless indicated otherwise, all stock options and RSUs granted to NEOs vest in four equal annual installments beginning on the first anniversary of the vesting start date.

(2)	Based on a per share price of $49.12, which was the closing price per share of our common stock on the last business day of the 2011 fiscal year (December 30, 2011).

(3)	100% exercisable and vested on the grant date.

(4)	Represents an award of performance-based RSUs. The RSUs vest based upon attainment of pre-established performance metrics on the March 1 following each of the performance periods, 2011, 2012, and 2013. The award is described in more detail above in the section entitled “Long-Term Stock-Based Compensation.”

(5)	Represents a performance-based option and performance-based RSUs. The option and RSUs vest based upon the attainment of pre-established performance metrics on the March 1 following each of the performance periods, 2011-2012, 2013, and 2014. The awards are described in more detail above in the section entitled “Long-Term Stock-Based Compensation.”

Option Exercises and Stock Vested

The following table sets forth information concerning the exercise of stock options by, and RSU awards that vested for, the NEOs during the fiscal year ended December 31, 2011.

Option Exercises and Stock Vested — 2011

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
(a)	(b)	(c)	(d)	(e)
Jonathan Bush	124,544	5,938,239	—	—
Timothy M. Adams	—	—	10,000	416,700
Rob Cosinuke	6,000	139,369	1,875	89,681
Stephen N. Kahane	—	—	—	—
Ed Park	24,375	592,811	7,500	340,525

(1)	Value realized on exercise is based on the gain, if any, equal to the difference between the fair market value of the stock acquired upon exercise on the exercise date less the exercise price, multiplied by the number of shares for which options are being exercised.

(2)	Value realized on vesting is based on the closing price per share of our common stock on the vesting date, multiplied by the number of shares vested.

Pension Benefits

None of the NEOs participate in or have account balances in qualified or non-qualified defined benefit plans sponsored by us on December 31, 2011, and, as a result, there is not a pension benefits table included in this Proxy Statement.

Nonqualified Deferred Compensation

None of the NEOs participate in or have account balances in nonqualified defined contribution plans maintained by us on December 31, 2011, and, as a result, there is not a nonqualified deferred compensation table included in this Proxy Statement.

Potential Payments Upon Termination or Change-in-Control

The following discussion and tables describe and explain potential payments upon termination or change-in-control to our NEOs under existing contracts, agreements, plans or arrangements.

Stephen N. Kahane

On February 18, 2011, we entered into an employment agreement with Dr. Kahane. Under the terms of the employment agreement, if we terminate Dr. Kahane without “cause” or he resigns from his employment for “good reason,” then we shall continue to pay his base salary bi-weekly at the then-current rate for six months following the termination of his employment. For purposes of Dr. Kahane’s employment agreement, “cause” means his (1) act involving fraud, embezzlement, or misappropriation during his employment; (2) material default in the performance of any of his obligations to us; (3) adjudication as guilty by, or entry of a plea of guilty or no contest before, a court of competent jurisdiction in regard to a felony; (4) being found by a court to have engaged in one or more wrongful acts that individually, or in the aggregate, have a material adverse effect on us, our prospects, earnings, or financial condition; or (5) death or physical or mental incapacity; and “good reason” means (1) a material diminution by us to his base salary; (2) a materially adverse change by us in his authorities or responsibilities; or (3) a change of more than fifty miles in the principal location at which he provides services to us. As a condition to Dr. Kahane’s receipt of severance, he must execute a separation agreement prepared by us containing a mutual release of claims, and mutual covenants of cooperation, confidentiality, and non-disparagement. Additionally, the agreements for the equity awards granted in connection with the hiring of Dr. Kahane provide for accelerated vesting upon termination or change-in-control as defined in such agreements. The following table summarizes the payments and benefits to Dr. Kahane under his agreements assuming a termination or change-in-control event as of December 31, 2011:

Payments and Benefits	Termination Without Cause or for Good Reason ($)(1)	Change in Control ($)(2)	Termination Without Cause or for Good Reason in Connection with Change in Control ($)(3)	Termination of 2007 Plan or Equity Agreements in Connection with Change in Control ($)(3)
Cash Severance	150,000	—	150,000	—
Time-Based Stock Options(4)	15,105	18,090	148,740	148,740
Time-Based RSUs(5)	853,116	1,021,696	5,953,344	5,953,344
Performance-Based Stock Options(4)	4,139	—	4,139	—
Performance-Based RSUs(5)	101,148	—	101,148	—

(1)	If we terminate Dr. Kahane without “cause” or he terminates his employment for “good reason” the vesting schedule of stock options, RSUs, and Performance-Based stock options and RSUs shall be accelerated through the date of termination or resignation, as applicable.

(2)	Upon a “change in control” as defined in Dr. Kahane’s equity award agreements, the vesting schedule of time-based equity awards shall be accelerated by one year.

(3)	If (a) we terminate Dr. Kahane without “cause” or he terminates his employment for “good reason”; or (b) we terminate the 2007 Stock Option and Incentive Plan or his equity award agreements; in connection with a “change of control” as defined in his equity award agreements, then 100% of the time-based equity awards shall vest and the performance-based awards shall vest based on New Enterprise Revenue achievement, measured in the month immediately preceding such termination or resignation, as applicable.

(4)	The value of the accelerated stock option awards is determined by multiplying (A) the difference between the exercise price per share of the stock option and the closing market price of our common stock on December 30, 2011, of $49.12; by (B) the number of stock options that would have vested as a result of the acceleration.

(5)	The value of the accelerated RSUs is determined by multiplying (A) the closing market price of our common stock on December 30, 2011, of $49.12; by (B) the number of RSUs that would have vested as a result of the acceleration.

Other NEOs

We are not a party to any contracts, agreements, plans or arrangements that would provide cash payments to Messrs. Bush, Adams, Cosinuke, or Park in connection with any termination of employment, change-in-control, or change in responsibilities.

Acceleration of Vesting of Equity Awards

Under the 2007 Stock Option and Incentive Plan, all outstanding stock options shall become fully exercisable, all other awards with time-based vesting, conditions or restrictions shall become fully vested and nonforfeitable, and all other awards with conditions and restrictions relating to the attainment of performance goals may become vested and nonforfeitable in connection with a sale event in the administrator’s discretion, unless assumed or substituted except with respect to awards granted to Dr. Kahane in connection with his hiring in accordance with the grant agreements. A “sale event” is defined as: (1) our dissolution or liquidation; (2) the sale of all or substantially all of our assets on a consolidated basis to an unrelated person or entity; (3) a merger, reorganization, or consolidation in which the outstanding shares of our common stock are converted into or exchanged for securities of the successor entity and the holders of our outstanding voting power immediately prior to such transaction do not own a majority of the outstanding voting power of the successor entity immediately upon completion of such transaction; or (4) the sale of all of our common stock to an unrelated person or entity.

The table below reflects the acceleration of stock options and RSUs for each of the NEOs upon the consummation of a sale event as of December 31, 2011:

	Value of Accelerated Awards
	Upon Sale Event(1)
	Option	Stock
	Awards	Awards
Name	($)(2)	($)(3)
Jonathan Bush	2,648,220	—
Timothy M. Adams(4)	554,850	2,087,600
Rob Cosinuke	409,600	2,069,180
Stephen N. Kahane	148,740	5,953,344
Ed Park	424,450	2,333,200

(1)	Reflects full acceleration of vesting for stock options to purchase our common stock and RSUs awarded under our 2007 Stock Option and Incentive Plan, each as of December 31, 2011, assuming consummation of a sale event on such date.

(2)	The value of the accelerated option awards is determined by multiplying (A) the difference between the exercise price per share of the stock option and the closing market price of our common stock on December 30, 2011, of $49.12; by (B) the number of stock options that would have vested as a result of the acceleration.

(3)	The value of the accelerated stock awards is determined by multiplying (A) the closing market price of our common stock on December 30, 2011, of $49.12; by (B) the number of RSUs that would have vested as a result of the acceleration.

(4)	Mr. Adams’ stock option and RSU award agreements provide for a minimum of one-year acceleration of vesting upon a sale event in which the award is assumed or substituted. If Mr. Adams’ employment is terminated without cause or his position or responsibilities are changed materially in a way that substantially diminishes his position or responsibilities, in connection with a sale event, then all unvested awards will become vested as of the closing date of such sale event.

Director Compensation

Under our director compensation plan, each non-employee director receives the following cash and equity compensation:

Cash Compensation

Meeting Day Fees(1)	Meeting Fee
In Person — Board Meeting	$3,000
In Person — Committee Meeting	$3,000
By Phone — Board Meeting and Board Calls	$1,000
By Phone — Committee Meeting	$1,000

Retainers(2)	Annual Retainer
Lead Director	$10,000
Audit Committee Chair	$20,000
Compensation Committee Chair	$10,000
Litigation Committee Chair	$10,000
Nominating and Corporate Governance Committee Chair	$10,000

(1)	Meeting Day Fees are per day or partial day for each meeting attended in person or by phone and paid quarterly in arrears.

(2)	Retainers are payable quarterly in arrears and pro-rated for any partial period.

Equity Compensation

Each non-employee director receives an annual equity award having a value of $150,000. The number of shares subject to the equity award is calculated by dividing $150,000 by the average closing price per share of our common stock during the twenty trading days preceding and including the prior year’s annual stockholder meeting date. Non-employee directors may choose to receive stock options or RSUs (or any combination of stock options and RSUs) at a 2:1 stock option to RSU ratio. The equity awards have a vesting start date on the first trading day of July each year, and vest one year from the vesting start date. Grants for new directors are pro-rated for partial year service and granted on the first business day of the month following the later of the initial date of service or the date on which such grant is approved. The size and value of the equity award is reviewed annually by the nominating and corporate governance committee and is subject to change. Non-employee directors with equity vesting from awards granted under prior director compensation plans or arrangements or from employment with us do not receive the annual grants until all prior equity grants are fully vested unless an exception is made by the nominating and corporate governance committee.

During 2011, in accordance with the director compensation plan described above, the Board of Directors approved the following equity awards to non-employee directors:

Director	Stock Options(1)	RSUs(1)
Brandon Hull	3,406	1,703
Dev Ittycheria	—	3,406
John A. Kane	6,812	—
James L. Mann	—	3,406

(1)	The stock option and RSU awards were granted on October 3, 2011. The stock options have an exercise price of $56.03 per share. All of the awards fully vest on July 1, 2012.

Messrs. Foster, King-Shaw, Robinson, and Winkenwerder did not receive the annual equity award as each of them had equity awards vesting pursuant to grants under prior director compensation plans or arrangements or from employment with us.

In addition to the cash and equity compensation described above, we reimburse each member of the Board of Directors for reasonable travel and other expenses in connection with attending meetings of the Board of Directors or committees thereof.

The following table sets forth information concerning the compensation of each non-employee director during the fiscal year ended December 31, 2011.

Director Compensation Table — 2011(1)

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)	Option Awards ($)(2)	Total ($)
(a)	(b)	(c)	(d)	(h)
Richard N. Foster	39,000	—	—	39,000
Brandon Hull	37,000	95,419	57,678	190,097
Dev Ittycheria	36,000	190,838	—	226,838
John A. Kane	55,000	—	115,355	170,355
Ruben J. King-Shaw, Jr.	57,000	—	—	57,000
James L. Mann	47,000	190,838	—	237,838
David E. Robinson	30,000	—	—	30,000
William Winkenwerder, Jr.	39,500	—	—	39,500

(1)	Columns disclosing compensation under the headings “Non-Equity Incentive Plan Compensation,” “Change in Pension Value and Nonqualified Deferred Compensation Earnings,” and “All Other Compensation” are not included because no compensation in these categories was awarded to, earned by, or paid to our directors in 2011.

(2)	The valuation of stock and option awards is based on the grant date fair value computed in accordance with FASB ASC Topic 718. The assumptions used to calculate the value of stock and option awards are set forth in the section entitled “Critical Accounting Policies” under Item 7 and Note 11 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2011. The aggregate number of stock awards and option awards outstanding on December 31, 2011, are as follows:

Name	Stock Awards	Option Awards
Richard N. Foster	5,390	102,500
Brandon Hull	1,703	15,606
Dev Ittycheria	3,406	—
John A. Kane	671	56,812
Ruben J. King-Shaw, Jr.	—	15,000
James L. Mann	3,406	30,000
David E. Robinson	—	210,000
William Winkenwerder, Jr.	9,647	60,000

Limitation of Liability and Indemnification Agreements

As permitted by the Delaware General Corporation Law, we have adopted provisions in our Certificate of Incorporation and By-laws that limit or eliminate the personal liability of our directors. Consequently, a director will not be personally liable to us or our stockholders for monetary damages or breach of fiduciary duty as a director, except for liability for:

•	any breach of the director’s duty of loyalty to us or our stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	any unlawful payments related to dividends or unlawful stock purchases, redemptions, or other distributions; or

•	any transaction from which the director derived an improper personal benefit.

These limitations of liability do not alter director liability under the federal securities laws and do not affect the availability of equitable remedies, such as an injunction or rescission.

In addition, our By-laws provide that:

•	we will indemnify our directors, officers, and (in the discretion of our Board of Directors) certain employees to the fullest extent permitted by the Delaware General Corporation Law; and

•

we will advance expenses, including attorneys’ fees, to our directors and (in the discretion of our Board of Directors) to our officers and certain employees, in connection with legal proceedings, subject to limited exceptions.

We have entered into indemnification agreements with each of our directors and our executive officers. These agreements provide that we will indemnify each of our directors and executive officers to the fullest extent permitted by law and advance expenses, including attorneys’ fees, to each indemnified director or executive officer in connection with any proceeding in which indemnification is available.

We also maintain general liability insurance that covers certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers, including liabilities under the Securities Act.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling the registrant under the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

OVERVIEW OF PROPOSALS

This Proxy Statement contains four proposals requiring stockholder action. Proposal 1 requests the election of two directors to the Board of Directors. Proposal 2 requests the ratification of the appointment of Deloitte & Touche LLP as our registered independent public accountant for the fiscal year ending December 31, 2012. Proposal 3 requests stockholder approval of an amendment and restatement of the 2007 Stock Option and Incentive Plan. Proposal 4 requests an advisory vote on executive compensation. Each of the proposals is discussed in more detail in the pages that follow.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board of Directors is divided into three classes. One class is elected each year at the annual meeting of stockholders for a term of three years. Vacancies on the Board of Directors are filled exclusively by the affirmative vote of a majority of the remaining directors, even if less than a quorum is present, and not by stockholders. A director elected by the Board of Directors to fill a vacancy in a class shall hold office for the remainder of the full term of that class, and until the director’s successor is duly elected and qualified or until his or her earlier resignation, death, or removal.

The terms of the Class II directors are scheduled to expire on the date of the upcoming Annual Meeting. Based on the recommendation of the nominating and corporate governance committee of the Board of Directors, the Board of Directors’ nominees for election by the stockholders are the current Class II members: James L. Mann and David E. Robinson. If elected, each nominee will serve as a director until the annual meeting of stockholders in 2015 and until his successor is duly elected and qualified, or until his earlier death, resignation, or removal. Richard N. Foster, who currently is a Class II director, has informed us that he will not stand for reelection at the Annual Meeting and will retire from the Board of Directors as of the Annual Meeting date.

The names of and certain information about the directors in each of the three classes are set forth below. There are no family relationships among any of our directors or executive officers.

It is intended that the proxy in the form presented will be voted, unless otherwise indicated, for the election of the nominees for election as Class II directors to the Board of Directors. If any of the nominees should for any reason be unable or unwilling to serve at any time prior to the Annual Meeting, the proxies will be voted for the election of such substitute nominee as the Board of Directors may designate.

Nominees for Class II Directors

The names of the nominees for Class II directors and certain information about each are set forth below.

Name	Positions and Offices Held with athenahealth	Director Since	Age
James L. Mann	Director	2006	78
David E. Robinson	Director	2011	68

Directors Not Standing for Election

The names of and certain information about the members of the Board of Directors who are not standing for election at this year’s Annual Meeting are set forth below.

Name	Positions and Offices Held with athenahealth	Director Since	Class and Year in Which Term Will Expire	Age
Richard N. Foster	Director	2005	Class II -2012	70
Dev Ittycheria	Director	2010	Class III - 2013	45
John A. Kane	Director	2007	Class III -2013	59
Ruben J. King-Shaw, Jr.	Lead Director	2003	Class III - 2013	50
Jonathan Bush	Director, Chief Executive Officer, President, and Chairman	1997	Class I - 2014	43
Brandon Hull	Director	1999	Class I - 2014	51
William Winkenwerder, Jr.	Director	2009	Class I - 2014	57

Vote Required and Board of Directors’ Recommendation

Under the majority voting policy included in our Corporate Governance Guidelines, any director nominee in an uncontested election must be elected by a majority of the votes cast in that election. As this is an uncontested election of directors, each candidate must receive a greater number of votes “for” his election than votes “withheld” from such election in order to be elected a director.

The proposal for the election of directors relates solely to the election of Class II directors nominated by the Board of Directors and does not include any other matters relating to the election of directors, including, without limitation, the election of directors nominated by any athenahealth stockholder.

The Board of Directors recommends that stockholders vote FOR the election of each of the nominees listed above.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

On the recommendation of the audit committee, the Board of Directors has appointed Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012. The Board of Directors recommends that stockholders vote for ratification of this appointment. If this proposal is not approved at the Annual Meeting, the Board of Directors will reconsider its appointment. Even if the appointment is ratified, the audit committee may, in its discretion, direct the appointment of a different independent registered accounting firm at any time during the year if the audit committee determines that such a change would be in our stockholders’ best interests.

Deloitte & Touche LLP has audited our financial statements for the period from January 1, 2002, through the fiscal year ended December 31, 2011. We expect representatives of Deloitte & Touche LLP to be present at the Annual Meeting and available to respond to appropriate questions. They will have the opportunity to make a statement if they desire to do so.

Deloitte & Touche LLP Fees

The following table sets forth fees billed for professional audit services and other services rendered to us by Deloitte & Touche LLP and its affiliates for the fiscal years ended December 31, 2011 and 2010.

	Fiscal 2011	Fiscal 2010
Audit Fees	$1,114,500	$889,900
Audit-Related Fees	112,000	136,000
Tax Fees	229,050	330,426
All Other Fees	—	—

Total	$1,455,550	$1,356,326

Audit Fees.    Audit fees for both years consisted of audit work performed, as well as work generally only the independent auditor can reasonably be expected to provide.

Audit-Related Fees.    Audit-related fees consisted principally of a variety of services relating to the SSAE 16 attestation.

Tax Fees.    Tax fees consisted principally of assistance with matters related to tax compliance, advice, and planning.

All Other Fees.    There were no other fees for fiscal 2011 or 2010.

Pre-Approval of Audit and Non-Audit Services

The SEC’s rules permit the audit committee to pre-approve accounting services by establishing policies and procedures for audit and non-audit services, provided that the policies and procedures are detailed as to the particular service, the audit committee is informed of each service, and such policies and procedures do not result in the delegation of the audit committee’s responsibilities to management. Accordingly, in July of 2007 the audit committee approved the Audit Committee Pre-Approval Policy for Audit and Non-Audit Services (the “Policy”), which sets forth the procedures and the conditions pursuant to which services proposed to be performed by the independent auditor may be pre-approved. Unless a type of service has been pre-approved pursuant to the Policy, it must be separately pre-approved by the audit committee before it may be provided by the independent auditor. Any proposed services exceeding pre-approved cost levels or budgeted amounts also require separate pre-approval by the audit committee. The audit committee re-approved the Policy on October 18, 2011.

The Policy describes in detail the audit, audit-related, tax, and all other services that have the pre-approval of the audit committee. The Policy is designed to allow the audit committee to make a well-reasoned assessment of the impact of the services for which pre-approval is being sought on the auditor’s independence. The term of any pre-approval under the Policy is twelve months from the date of pre-approval, unless the audit committee considers a different period and specifically states otherwise. The audit committee will periodically revise the list of services pre-approved pursuant to the Policy, based on subsequent determinations. The audit committee does not delegate its responsibilities to pre-approve services performed by the independent auditor to management.

As provided in the SEC’s rules, the audit committee may delegate pre-approval authority to one or more of its independent members. If time constraints require pre-approval prior to the audit committee’s next scheduled meeting, the chairperson of the audit committee has the authority to grant such pre-approval, provided that the chairperson is independent, and, in accordance with the Policy, will report such a pre-approval decision to the audit committee at the next scheduled meeting.

All Deloitte & Touche LLP services and fees in fiscal 2011 and fiscal 2010 were pre-approved by the audit committee. The fees for the 2011 year-end audit were also approved by the audit committee.

Audit Committee Report

The information contained in this report shall not be deemed to be (1) “soliciting material,” (2) “filed” with the SEC, (3) subject to Regulations 14A or 14C of the Exchange Act, or (4) subject to the liabilities of Section 18 of the Exchange Act. This report shall not be deemed incorporated by reference into any of our other filings under the Exchange Act or the Securities Act, except to the extent that we specifically incorporate it by reference into such filing.

The audit committee operates under a written charter approved by the Board of Directors, which provides that its responsibilities include the oversight of the quality of our financial reports and other financial information and its compliance with legal and regulatory requirements; the appointment, compensation, and oversight of our independent registered public accounting firm, Deloitte & Touche LLP, including reviewing their independence; reviewing and approving the planned scope of our annual audit; reviewing and pre-approving any non-audit services that may be performed by Deloitte & Touche LLP; the oversight of our internal audit function; reviewing with management and our independent registered public accounting firm the adequacy of internal financial controls; and reviewing our critical accounting policies and estimates and the application of accounting principles generally accepted in the United States of America.

The audit committee oversees our financial reporting process on behalf of the Board of Directors. Management is responsible for our internal controls, financial reporting process, and compliance with laws and regulations and ethical business standards. Deloitte & Touche LLP is responsible for performing an independent audit of our consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). The audit committee’s main responsibility is to monitor and oversee this process.

The audit committee reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2011, with management. The audit committee discussed with Deloitte & Touche LLP the matters required to be discussed by Public Company Accounting Oversight Board (“PCAOB”) AU380, Communications with Audit Committees, and SEC Regulation S-X Rule 207, Communications with Audit Committees. The audit committee has received the written disclosures and the letter from the independent accountant required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence.

The audit committee considered any fees paid to Deloitte & Touche LLP for the provision of non-audit related services and does not believe that these fees compromise Deloitte & Touche LLP’s independence in performing the audit.

Based on the review and discussions referred to above, the audit committee recommended to the Board of Directors that such audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2011, for filing with the SEC.

THE AUDIT COMMITTEE

John A. Kane (Chair)

Brandon Hull

Ruben J. King-Shaw, Jr.

Vote Required and Board of Directors’ Recommendation

The approval of Proposal 2 requires that a majority of the votes properly cast vote FOR this proposal. Shares that are voted “abstain” and broker “non-votes” will have no effect on this proposal.

The Board of Directors recommends that stockholders vote FOR ratification of the appointment of

Deloitte & Touche LLP as our independent registered public accounting firm.

PROPOSAL 3

APPROVAL OF AMENDED AND RESTATED 2007 STOCK OPTION AND INCENTIVE PLAN

Overview

We are asking stockholders to approve our amended and restated 2007 Stock Option and Incentive Plan (the “Plan”) to (i) increase the number of shares of our common stock available for issuance by 1,850,000 shares; (ii) change the rate at which the Plan’s share reserve is reduced for certain “full value” stock awards; (iii) set a new minimum period for a performance cycle for cash based awards; (iv) add additional performance criteria; (v) revise the share counting provisions so that shares underlying awards other than stock options and stock appreciation rights may be withheld to satisfy tax withholding obligations and reissued under the Plan; and (vi) extend its term to April 23, 2022. The purpose of the share reserve increase is to allow us to continue to offer equity compensation to attract, motivate and retain employees and align their interests with stockholders. Our Board of Directors approved the Plan, subject to stockholder approval. If our stockholders approve the Plan, it will be effective as of the Annual Meeting date.

Background

The 2007 Stock Option and Incentive Plan was originally adopted by our Board of Directors and approved by our stockholders prior to our initial public offering in 2007 (as originally approved, the “Original Plan”). Last year, our Board of Directors approved an amended and restated version of the Original Plan (as revised the “Revised Plan”) to (i) remove the evergreen provision; (ii) increase the number of shares reserved for issuance; (iii) set minimum restriction periods for stock awards; (iv) set a maximum award payable for performance-based awards; (v) add performance criteria; and (vi) make other administrative changes. Our stockholders approved the Revised Plan at last year’s annual meeting. Although the Revised Plan increased the shares reserved for issuance by 1.3 million, as of the record date for this year’s annual meeting, April 10, 2012, there were only 1,171,901 shares of our common stock available to grant. Therefore, we are seeking stockholder approval of the Plan to increase the shares reserved for issuance.

Purpose

We believe that approval of the Plan is necessary to enable us to pursue our growth strategy and our mission to be medical care givers’ most trusted service. We provide cloud-based business services and we compete with fast-growing technology companies for talent. Our ability to attract, motivate and retain high-performing employees is critical to our ability to execute on our growth strategy and mission. As further described above in the Proxy Statement in the section entitled “Compensation Discussion and Analysis,” long-term stock-based compensation is an essential element of our compensation program. In addition to the reasons discussed in the Proxy Statement, we believe long-term stock-based compensation is crucial to achieving the following objectives:

•

Attract, Motivate and Retain Key Employees.    Long-term stock-based compensation is an integral part of our compensation package for attracting new talent, and motivating and retaining current employees. We operate in a highly competitive industry and equity awards are a fundamental recruitment, motivational, and retention tool.

•

Increase Stockholder Value.    Equity compensation effectively aligns employee compensation with stockholders’ interests. We believe that providing key contributors with a stake in athenahealth motivates and rewards long-term performance which will enhance stockholder value.

•

Pay for Performance.    We introduced performance-based equity awards into our compensation program this year and anticipate granting performance-based awards to executives in the future. Performance-based awards link employee compensation directly to our performance by setting pre-defined performance goals based on financial and operational metrics such as revenue or bookings.

•

Balanced Compensation Packages.    Our compensation committee strives to provide balanced compensation packages to executives and employees. Our compensation structure focuses on short- and long-term performance and the value we deliver to stockholders. The compensation committee puts significant weight on those aspects of compensation tied to performance which includes long-term incentives in the form of stock options and RSUs.

If our stockholders do not approve the Plan, we will not be able to offer competitive equity awards packages to current and prospective employees after mid-2013. As a result, the pursuit of our growth strategy and mission may be hindered. We may be forced to provide cash-based incentives in lieu of equity awards which may adversely affect our quarterly and annual financial results. Furthermore, this practice would not be competitive with the companies with which we compete for talent.

Our success in the past is largely attributable to our highly talented employee base. Our future success depends on our ability to attract, motivate and retain high-performing individuals. The ability to grant equity awards is an essential and powerful tool to recruit expertise, retain key contributors, and motivate employees. We are a growth company and expect to continue to invest in growth. The competition for new talent is intense and we use equity awards to attract employees. We also grant annual equity awards to certain cohorts of employees to motivate and retain them. We believe that the ability to grant equity awards is vital to our future success.

Stockholder Dilution

We are committed to managing our equity share reserve in a manner that accomplishes our incentive and retention goals while minimizing stockholder dilution. Our compensation committee carefully tracks our burn rate and we try to keep our burn rate in line with our peers. We compete with innovative, high growth companies for key talent, including software developers and executives. High tech companies focus on equity incentives to recruit and retain software developers and executives. We also rely on such individuals for executing our business plans and maintaining our growth trajectory. In light of our needs, we believe our request to increase the share reserve by 1,850,000 shares is reasonable.

Corporate Governance Best Practices

The Plan includes a number of provisions that protect our stockholders’ interests and reflect corporate governance best practices:

•	No Annual “Evergreen” Provision. The Plan only authorizes a fixed number of shares, and stockholder approval is required for any increase in the number of shares.

•

Fungible Share Reserve.    Full value awards count against the number of shares available for issuance as 1.3 shares (or, 1.66 shares if this Proposal 3 is approved) for every one share covered by the award. This balances the potential dilutive impact on stockholders between a full value award and a stock option.

•

No Liberal Share Counting.    The Plan prohibits (i) liberal share counting; (ii) returning shares tendered or held back upon exercise of a stock option or settlement of a stock option or stock appreciation right to cover the exercise price or tax withholding to the pool of shares available for issuance; and (iii) adding shares purchased on the open market by us to the shares available for issuance.

•

No Discount Stock Options or Stock Appreciation Rights.    All stock options and stock appreciation rights must have an exercise price equal to or greater than the fair market value of our common stock on the date the stock option or stock appreciation right is granted.

•	No Repricing. The Plan prohibits the repricing of stock options or stock appreciation rights without stockholder approval.

•

Minimum Vesting Period for Full Value Awards.    For full value awards, the minimum vesting period is three years for awards with time-based vesting conditions and one year for awards with performance-based vesting conditions, with limited exceptions.

Plan Summary

The following summary of the material terms of the Plan is qualified in its entirety by reference to the complete text of the Plan which is set forth in Appendix A to this Proxy Statement.

Eligibility

All full-time and part-time officers, employees, directors and key persons (including consultants and prospective employees) of athenahealth and its subsidiaries are eligible to participate in the Plan, subject to the discretion of the administrator. As of December 31, 2011, athenahealth and its subsidiaries had approximately 1,795 employees and eight non-employee directors.

Types of Awards

The Plan permits the administrator to grant the following types of awards:

Stock Options

Stock options granted under the Plan may be either incentive stock options or non-qualified stock options. Incentive stock options may be granted only to our employees or employees of our subsidiaries. To qualify as incentive options, stock options must meet additional federal tax requirements, including a $100,000 limit on the value of shares subject to incentive stock options which first become exercisable in any one calendar year, and a five year term and an exercise price of 110% of the fair market value for options granted to an individual who owns more than 10% of the outstanding shares of our common stock. The exercise price of stock options may not be less than the fair market value of our common stock on the grant date. The term of each option may not exceed ten years. The administrator determines at what time each option may be exercised and, subject to the provisions of the Plan, the period of time, if any, after retirement, death, disability, or other termination of employment during which options may be exercised.

Stock Appreciation Rights (“SARs”)	SARs entitle the recipient to receive shares of our common stock having a value equal to the excess of the fair market value of our common stock on the exercise date over the exercise price multiplied by the number of shares of our common stock with respect to which the SAR was exercised. The exercise price of SARs may not be less than the fair market value of our common stock on the grant date. The term of each SAR may not exceed ten years. The administrator determines the terms and conditions of SARs subject to the following: (i) SARs granted in tandem with stock options shall be exercisable at such time or times and to the extent that the related stock options shall be exercisable; and (ii) upon exercise of a SAR, the applicable portion of any related stock option shall be surrendered.

Restricted Stock Awards

Restricted stock awards are shares of our common stock that vest in accordance with terms and conditions established by the administrator. The administrator specifies the date(s) or the attainment of pre-established performance goals, objectives and other conditions on which the restricted stock awards vest and our right of repurchase or forfeiture lapses. Restricted stock awards granted to employees that have: (i) a performance-based goal must have a restriction period of at least one year; and (ii) a time-based restriction must have a total restriction period of at least three years, provided that the restricted stock award may vest incrementally over the restriction period.

Deferred Stock Awards

Deferred stock awards are units entitling the recipient to receive shares of our common stock paid out on a deferred basis, and are subject to such restrictions and conditions as the administrator determines. Conditions may be based on continuing employment or achievement of pre-established performance goals and objectives. Deferred stock awards granted to employees that have: (i) a performance-based goal must have a restriction period of at least one year; and (ii) a time-based restriction must have a total restriction period of at least three years, provided that the deferred stock award may vest incrementally over the restriction period.

Unrestricted Stock Awards

Unrestricted stock awards are shares of our common stock free of any restrictions. Unrestricted stock awards may be granted in respect of past services or other valid consideration, or in lieu of cash compensation due to such recipient.

Cash Based Awards

Cash based awards entitle the recipient to receive a cash-denominated payment amount, formula, or payment range. The administrator determines the terms and conditions of the cash based awards, including the duration, amount, and vesting conditions. Cash based awards may be made in cash or shares of our common stock.

Performance Share Awards

Performance share awards are awards entitling the recipient to receive shares of our common stock upon the attainment of specified performance goals. The administrator determines the performance goals and duration of the performance period, which may not be less than one year.

Dividend Equivalent Rights	Dividend equivalent rights are awards entitling the recipient to current or deferred payments equal to dividends on a specified number of shares of our common stock. Dividend equivalent rights may be settled in cash or shares and are subject to other conditions as the administrator shall determine.

Administrator

The Plan may be administered by either a committee of at least two non-employee directors or by the Board of Directors. The administrator has full power and authority to select the participants to whom awards will be granted, to make any combination of awards to participants, to accelerate the exercisability or vesting of any award and to determine the specific terms and conditions of each award, subject to the provisions of the Plan. The administrator may amend or cancel any outstanding award for the purposes of satisfying changes in law or for any other lawful purpose. Any such amendment may not adversely affect the recipient’s rights, unless he or she consents. Other than in the event a necessary adjustment in connection with a change in our stock, merger, or similar transaction, the administrator may not “reprice” or otherwise reduce the exercise price of stock options or SARs or cancel stock options or SARs in exchange for cash without stockholder approval.

Amendments and Terminations

The Board may amend or discontinue the Plan at any time, provided that the amendment will be subject to stockholder approval if the amendment:

•	increases the number of shares reserved for issuance under the Plan;

•	expands the type of awards available under, materially expands the eligibility to participate in, or materially extends the term of, the Plan;

•	materially changes the method of determining fair market value; or

•	is required by the Code.

Term

The Original Plan was adopted by the Board of Directors on July 26, 2007, and approved by a majority of stockholders on September 4, 2007. This Plan was approved by our Board of Directors on April 24, 2012. If the Plan is approved by a majority of our stockholders, then no awards may be granted under the Plan after ten years from the effective date, or April 23, 2022.

Shares Subject to the Plan

The total number of shares reserved and available for issuance under the Plan is 7,679,781 shares of our common stock, plus any shares not needed to fulfill our obligations for awards granted under our 1997 Stock Plan and 2000 Stock Option and Incentive Plan as a result of forfeiture, expiration, cancellation, termination or net issuances of awards. No more than 20,000,000 shares may be issued in the form of incentive stock options under the Plan and no more than 2,000,000 shares may be granted in the form of stock options or SARs to any one individual during a calendar year period. The shares of our common stock underlying any awards under the Plan that are forfeited, canceled or otherwise terminated (other than by exercise) are added back to the shares of our common stock available for issuance under the Plan. The following shares may not be added to the shares authorized for grant under the Plan: (i) shares tendered or held back upon exercise of a stock option or settlement of a stock option or SAR to cover the exercise price or tax withholding; and (ii) shares subject to a SAR that are not issued in connection with the stock settlement of the SAR upon exercise thereof. If we repurchase shares of our common stock on the open market, such shares shall not be added to the shares of our common stock available for issuance under the Plan. Effective for awards granted on or after April 24, 2012, for purposes of determining the number of shares of our common stock available for issuance, the grant of any stock option or SAR shall be deemed an award for one share of our common stock and the grant of any full value award shall be deemed an award of 1.66 shares of our common stock. Any forfeiture, cancellation, or other termination (other than by exercise) of an award results in the return of shares subject to that award to the reserved pool of shares of our common stock available under the Plan in the same ratios.

As of April 10, 2012, the record date for determination of stockholders entitled to vote at the Annual Meeting, there were:

•	35,812,596 shares of our common stock outstanding;

•	1,171,901 shares available for grant under the 2007 Stock Option and Incentive Plan;

•	2,968,208 shares issuable upon exercise of outstanding stock options, with a weighted-average exercise price of $36.15 per share and a weighted-average remaining contractual term of 7.3 years; and

•	1,061,247 shares of our common stock reserved for issuance upon vesting of outstanding awards of RSUs.

As of the record date, the closing price of our common stock on the NASDAQ Global Select Market was $70.36 per share.

Sale Event

In the event of a “sale event,” unless assumed and substituted, (i) all outstanding stock options and SARs shall become fully exercisable; (ii) all other awards with time-based vesting, conditions or restrictions will become fully vested and nonforfeitable; and (iii) all other awards with conditions and restrictions relating the attainment of performance goals may become vested and nonforfeitable in the administrator’s discretion. A “sale event” is defined as: (1) our dissolution or liquidation; (2) the sale of all or substantially all of our assets on a consolidated basis to an unrelated person or entity; (3) a merger, reorganization, or consolidation in which the outstanding shares of our common stock are converted into or exchanged for securities of the successor entity and the holders of our outstanding voting power immediately prior to such transaction do not own a majority of the outstanding voting power of the successor entity immediately upon completion of such transaction; or (4) the sale of all of our common stock to an unrelated person or entity.

Transferability

During a grantee’s lifetime, his or her awards shall be exercisable only by the grantee, or by the grantee’s legal representative or guardian in the event of the grantee’s incapacity. Awards are not transferable (including by sale, assignment or any other encumbrance) other than by will or by the laws of descent and distribution. Awards shall not be subject, in whole or in part, to attachment, execution, or levy of any kind.

Eligibility under Section 162(m) of the Code

The Plan allows the administrator to grant performance-based awards, including restricted stock awards, deferred stock awards, performance share awards, or cash-based awards to covered employees which are intended to qualify as “performance based compensation” under Section 162(m) of the Code. The performance-based awards are payable upon the attainment of performance goals which are established by the administrator and relate to one or more of the following criteria: earnings before interest, taxes, depreciation, and amortization; net income (loss) (either before or after interest, taxes, depreciation, and amortization); changes in the market price of our common stock; economic value-added, funds from operations or similar measure; sales or revenue; acquisitions or strategic transactions; operating income (loss); cash flow (including, but not limited to, operating cash flow and free cash flow); return on capital, assets, equity, or investment; stockholder returns; return on sales; gross or net profit levels; productivity; expense; margins; operating efficiency; voluntary turnover; corporate compliance; employee engagement; client days-in-accounts-receivable; days-in-accounts-receivable in client work buckets; client collections; lost patient care revenue; client work rate; provider time per relative value unit; provider documentation time per appointment; client touches per claim; client tickets per provider; client satisfaction; sales bookings; working capital; earnings (loss) per share of our common stock; sales or market shares; number of clients, physicians, and providers; patient throughput; clinical documents; pay-for-performance revenue; patient no-show rate; patient interactions; days clinical orders outstanding; closed-loop orders; and referral leakage.

These criteria may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. The administrator may adjust or modify the calculation of performance goals for a performance period in order to prevent the dilution or enlargement of the rights of an individual (i) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development, or (ii) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting us, or our financial statements, or (iii) in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions. The maximum performance-based award payable to any one covered employee for a performance cycle is 300,000 shares of our common stock or $2,000,000 if the award is cash based.

Federal Income Tax Consequences

The U.S. Federal income tax consequences under the Plan with respect to stock options are summarized below, omitting any discussion of local, state and foreign tax consequences.

Stock options granted under the Plan may be incentive stock options or non-qualified stock options. An incentive stock option is designated and intended to qualify as an “incentive stock option” under Section 422 of the Code. A non-qualified stock option does not qualify as an incentive stock option and is governed by Section 83 of the Code. Generally, for non-qualified stock options, we are entitled to take a tax deduction in the year in which the stock option is exercised equal to the spread between the exercise price and the fair market value of our common stock on the exercise date. The holders of the non-qualified stock options are generally taxed on this same amount in the year of exercise.

Under the Code, an option holder generally is not subject to ordinary income tax upon the grant or exercise of an incentive stock option (or, an “ISO”). If the option holder holds a share received on exercise of an ISO for more than two years from the date the stock option was granted and more than one year from the date the stock option was exercised, which is referred to as the required holding period, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the holder’s tax basis in that share will be long-term capital gain or loss.

If, however, an option holder disposes of a share acquired on exercise of an ISO before the end of the required holding period, which is referred to as a disqualifying disposition, the option holder generally will recognize ordinary income in the year of the disqualifying disposition equal to the excess, if any, of the fair market value of the share on the date the ISO was exercised over the exercise price. However, if the sales proceeds are less than the fair market value of the share on the date of exercise of the stock option, the amount of ordinary income recognized by the option holder will not exceed the gain, if any, realized on the sale. If the amount realized on a disqualifying disposition exceeds the fair market value of the share on the date of exercise of the stock option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.

For purposes of the alternative minimum tax, the amount by which the fair market value of a share of stock acquired on exercise of an ISO exceeds the exercise price of that stock option generally will be an adjustment included in the option holder’s alternative minimum taxable income for the year in which the stock option is exercised. If, however, there is a disqualifying disposition of the share in the year in which the stock option is exercised, there will be no adjustment for alternative minimum tax purposes with respect to that share. In computing alternative minimum taxable income, the tax basis of a share acquired on exercise of an ISO is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the stock option is exercised.

We are not allowed an income tax deduction with respect to the grant or exercise of an ISO or the disposition of a share acquired on exercise of an ISO after the required holding period. If there is a disqualifying disposition of a share, however, we are allowed a deduction in an amount equal to the ordinary income includible in income by the option holder, subject to Section 162(m) of the Code and provided that amount constitutes an ordinary and necessary business expense for us and is reasonable in amount, and either the employee includes that amount in income or we timely satisfy our reporting requirements with respect to that amount.

Generally, the recipient of a restricted stock award will recognize ordinary compensation income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is not vested when it is received (for example, if the employee is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary compensation income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, within 30 days following his or her receipt of the stock award, to recognize ordinary compensation income, as of the date the recipient receives the award, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient in exchange for the stock.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from stock awards will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock award.

Generally, the recipient of a stock unit (or deferred stock awards) structured to conform to the requirements of Section 409A of the Code or an exception to Section 409A of the Code will recognize ordinary compensation income at the time the stock is delivered equal to the excess, if any, of the fair market value of the shares of our common stock received over any amount paid by the recipient in exchange for the shares of our common stock. To conform to the requirements of Section 409A of the Code, the shares of our common stock subject to a stock unit award may generally only be delivered upon one of the following events: a fixed calendar date (or dates), separation from service, death, disability or a change in control. If delivery occurs on another date, unless the stock units otherwise comply with or qualify for an exception to the requirements of Section 409A of the Code, in addition to the tax treatment described above, the recipient will owe an additional 20% federal tax and interest on any taxes owed.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from stock units will be the amount paid for such shares plus any ordinary income recognized when the stock is delivered.

Section 162(m) of the Code does not allow public companies to deduct compensation paid to covered employees to the extent that such amount exceeds $1,000,000 for such employee. Covered employees include the CEO, and the three most highly compensated officers (other than the CFO) whose compensation is reported to stockholders under the Exchange Act for the taxable year. Compensation that qualifies as performance-based compensation is exempt from the $1,000,000 limitation. To qualify, the stock or cash based award must have: (i) performance goals which are determined by a compensation committee comprised solely of two or more outside directors; (ii) the material terms of the stock on cash based award, including the performance goals, disclosed to stockholders and approved by a majority of stockholders prior to payment; and (iii) the compensation committee certify that the performance goals and any other material terms were in fact satisfied prior to payment. The Plan is structured to allow certain awards to qualify as performance-based compensation.

The vesting of any portion of an award under the Plan that is accelerated due to a sale event may cause a portion of the payments with respect to such accelerated award to be treated as “parachute payments” as defined in the Code. Any such parachute payment made to a “disqualified person” as defined in the Code may be nondeductible to us, in whole or in part, and may subject the recipient to a 20 percent federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).

New Plan Benefits

Because the grant of awards under the Plan is within the discretion of the administrator, we cannot determine the dollar value or number of shares of our common stock that will in the future be received by or allocated to any participant in the Plan. Accordingly, in lieu of providing information regarding benefits that will be received under the Plan, the following table provides information concerning the benefits that were received by the following persons and groups during 2011: (A) each NEO; (B) all current executive officers as a group;

(C) all current directors who are not executive officers as a group; and (D) all employees, including all current officers who are not executive officers, as a group.

	Option Awards			Stock Awards
	Exercise		Number of Shares	Dollar	Number of Shares
	Price		Subject to Options	Value	Subject to RSUs
Name	($)		(#)	($)(1)	(#)
Jonathan Bush	44.90		75,000	—	—
Timothy M. Adams	—		—	561,250	12,500
Rob Cosinuke	—		—	1,611,730	36,500
Stephen N. Kahane	45.10		37,000	5,466,120	121,200
Ed Park	—		—	1,122,500	25,000
All current executive officers as a group	44.97	(2)	112,000	9,884,100	220,200
All current directors who are not executive officers as a group	56.03		10,218	477,095	8,515
All employees, including all current officers who are not executive officers, as a group	47.98	(2)	302,365	16,195,938	336,119

(1)	The valuation of stock awards is based on the grant date fair value computed in accordance with FASB ASC Topic 718. The assumptions used to calculate the value of stock awards are set forth in the section entitled “Critical Accounting Policies” under Item 7 and Note 11 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2011.

(2)	Represents the weighted-average exercise price per share for the group.

Equity Compensation Plan Information

Securities Authorized for Issuance under Equity Compensation Plans

The following table sets forth information regarding our equity compensation plans in effect as of December 31, 2011.

Number of Securities
	Number of Securities				Remaining Available
	to be Issued		Weighted-Average		for Future Issuance
	Upon Exercise of		Exercise Price of		Under Equity Compensation
	Outstanding Options,		Outstanding Options,		Plans (Excluding Securities
Plan Category	Warrants and Rights		Warrants and Rights		Reflected in Column (a))
	(a)		(b)		(c)
Equity compensation plans approved by security holders	3,641,185	(1)	$30.81	(2)	2,499,001	(3)
Equity compensation plans not approved by security holders	—		—		—

Total	3,641,185		$30.81		2,499,001

(1)	Includes 2,473,220 shares issuable upon the exercise of outstanding stock options and 756,499 shares subject to RSUs granted under the 2007 Stock Option and Incentive Plan, 81,000 of which are subject to performance vesting, and 411,466 shares issuable upon the exercise of outstanding stock options granted under the 2000 Stock Option and Incentive Plan.

(2)	The weighted-average exercise price does not take into account the shares subject to RSUs, which have no exercise price. The weighted-average remaining contractual term for the outstanding options as of December 31, 2011 is 7.0 years.

(3)	Includes 2,137,126 shares available for issuance pursuant to equity awards that could be granted in the future under the 2007 Stock Option and Incentive Plan and 361,875 shares available for issuance pursuant to equity awards that could be granted in the future under the 2007 Employee Stock Purchase Plan.

Vote Required and Board of Directors’ Recommendation

The approval of Proposal 3 requires that a majority of the votes properly cast vote FOR this proposal. Shares that are voted “abstain” and broker “non-votes” will have no effect on this proposal.

The Board of Directors recommends that stockholders vote FOR the approval of the amended and restated 2007 Stock Option and Incentive Plan.

PROPOSAL 4

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Pursuant to Section 14A of the Exchange Act, we are requesting stockholder approval of the 2011 compensation of our named executive officers as disclosed in this Proxy Statement pursuant to the SEC’s compensation disclosure rules, including in the Compensation Discussion and Analysis, the compensation tables, and the accompanying narrative discussion. At our 2011 Annual Meeting, our stockholders voted to hold an advisory vote on executive compensation every year. As previously announced, our Board of Directors has decided to hold this advisory vote annually, with the next such vote to occur at our 2013 Annual Meeting. We strongly urge you to read the Compensation Discussion and Analysis, beginning on page 18, which describes our executive compensation program in detail. Highlights of our executive compensation program include:

•

Competitive and Market Based — Peer benchmarking is used to set competitive but market-reasonable compensation for our executives, with base salaries set at or somewhat above the median, total cash compensation targeted at the 65th percentile for strong performance and the 75th percentile for superior achievement, and equity awards based on market.

•

Pay for Performance — Cash incentives for all employees other than our CEO are based on ten categories of corporate performance tracked under our “corporate scorecard” in the areas of financial performance, estimated bookings, client satisfaction, service operations performance, and employee retention, while our CEO’s cash incentives are directly linked to profitability. Both cash and equity incentives are adjusted for individual performance.

•	Balanced Compensation — Cash and equity awards are carefully balanced to establish appropriate incentives to drive short- and long-term performance, as well as employee retention.

•

Creative Design — Where possible, we take advantage of creative plan design to enhance retention without granting additional compensation (e.g., we offer executives a choice of allocating awards among equity grant types).

•

Alignment with Stockholders — Metrics and targets used to set compensation focus on financial and operational performance crucial to growth, while equity awards are designed to align the interests of our executives and stockholders.

•	Continual Improvement — Our compensation plans are reviewed and revised annually based on market surveys and the plans’ demonstrated effectiveness.

Although this is a non-binding, advisory vote, the compensation committee intends to take into account the outcome of this vote when considering future executive compensation arrangements.

Vote Required and Board of Directors’ Recommendation

This vote is advisory and will not be binding on the Board of Directors. However, our Board of Directors values input from stockholders on our executive compensation program, and our compensation committee will consider the outcome of the vote when making future executive compensation decisions.

The approval of Proposal 4 requires that a majority of the votes properly cast vote FOR this proposal. Shares that are voted “abstain” and broker “non-votes” will have no effect on this proposal.

The Board of Directors recommends that stockholders vote FOR the 2011 compensation of our named executive officers as disclosed in this Proxy Statement pursuant to the SEC’s compensation disclosure rules, including in the Compensation Discussion and Analysis, the compensation tables, and the accompanying narrative disclosures.

TRANSACTION OF OTHER BUSINESS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

I NCORPORATION BY REFERENCE

The sections of this Proxy Statement entitled “Audit Committee Report” and “Compensation Committee Report” do not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate them by reference therein.

HOUSEHOLDING OF PROXY MATERIALS

Some banks, brokers, and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the Notice of Internet Availability of Proxy Materials, Proxy Statement, and Annual Report on Form 10-K for the year ended December 31, 2011, as applicable, is being delivered multiple stockholders sharing an address unless we have received contrary instructions. We will promptly deliver a separate copy of any of these documents to you if you write to us at 311 Arsenal Street, Watertown, MA 02472, Attention: Secretary or call us at (617) 402-1000. If you want to receive separate copies of the Notice of Internet Availability of Proxy Materials, Proxy Statement, or Annual Report on Form 10-K in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address or telephone number.

APPENDIX A

ATHENAHEALTH, INC.

2007 STOCK OPTION AND INCENTIVE PLAN

As Amended and Restated as of April 24, 2012

SECTION 1.    GENERAL PURPOSE OF THE PLAN; DEFINITIONS

The name of the plan is the athenahealth, Inc. 2007 Stock Option and Incentive Plan (the “Plan”). The purpose of the Plan is to encourage and enable the officers, employees, directors and other key persons (including consultants and prospective employees) of athenahealth, Inc. (the “Company”) and its Subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of their interests with those of the Company and its stockholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.

The following terms shall be defined as set forth below:

“Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Administrator” means either the Board or the Compensation Committee of the Board or a similar committee performing the functions of the compensation committee and which is comprised of not less than two Non-Employee Directors.

“Award” or “Awards,” except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Deferred Stock Awards, Restricted Stock Awards, Unrestricted Stock Awards, Cash-based Awards, Performance Shares and Dividend Equivalent Rights.

“Award Agreement” means a written or electronic agreement setting forth the terms and provisions applicable to an Award granted under the Plan. Each Award Agreement is subject to the terms and conditions of the Plan.

“Board” means the Board of Directors of the Company.

“Cash-based Award” means an Award entitling the recipient to receive a cash-denominated payment.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

“Committee” means a committee of the Board.

“Covered Employee” means an employee who is a “Covered Employee” within the meaning of Section 162(m) of the Code.

“Deferred Stock Award” means an Award of phantom stock units to a grantee, subject to restrictions and conditions as the Administrator may determine at the time of grant.

“Dividend Equivalent Right” means an Award entitling the grantee to receive credits based on cash dividends that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares had been issued to and held by the grantee.

“Effective Date” means the date on which the Plan is approved by stockholders as set forth in Section 21.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Fair Market Value” of the Stock on any given date means the fair market value of the Stock determined in good faith by the Administrator; provided, however, that if the Stock is admitted to quotation on a national securities exchange, the determination shall be made by reference to market quotations. If there are no market quotations for such date, the determination shall be made by reference to the last date preceding such date for which there are market quotations.

“Incentive Stock Option” means any Stock Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.

“Non-Employee Director” means a member of the Board who is not also an employee of the Company or any Subsidiary.

“Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

“Option” or “Stock Option” means any option to purchase shares of Stock granted pursuant to Section 5.

“Performance-based Award” means any Restricted Stock Award, Deferred Stock Award, Performance Share Award or Cash-based Award granted to a Covered Employee that is intended to qualify as “performance-based compensation” under Section 162(m) of the Code and the regulations promulgated thereunder.

“Performance Criteria” means the criteria that the Administrator selects for purposes of establishing the Performance Goal or Performance Goals for an individual for a Performance Cycle. The Performance Criteria (which shall be applicable to an individual or to the organizational level specified by the Administrator, including, but not limited to, the Company or a unit, division, group, or Subsidiary of the Company) that will be used to establish Performance Goals are limited to the following: earnings before interest, taxes, depreciation, and amortization; net income (loss) (either before or after interest, taxes, depreciation, and amortization); changes in the market price of our common stock; economic value-added, funds from operations or similar measure; sales or revenue; acquisitions or strategic transactions; operating income (loss); cash flow (including, but not limited to, operating cash flow and free cash flow); return on capital, assets, equity, or investment; stockholder returns; return on sales; gross or net profit levels; productivity; expense; margins; operating efficiency; voluntary turnover; corporate compliance; employee engagement; client days-in-accounts-receivable; days-in-accounts-receivable in client work buckets; client collections; lost patient care revenue; client work rate; provider time per relative value unit; provider documentation time per appointment; client touches per claim; client tickets per provider; client satisfaction; sales bookings; working capital; earnings (loss) per share of our common stock; sales or market shares; number of clients, physicians, and providers; patient throughput; clinical documents; pay-for-performance revenue; patient no-show rate; patient interactions; days clinical orders outstanding; closed-loop orders; and referral leakage.

“Performance Cycle” means one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Criteria will be measured for the purpose of determining a grantee’s right to and the payment of a Restricted Stock Award, Deferred Stock Award or Cash-based Award. Each such period shall not be less than 12 months, except for a Cash-Based Award which shall not have a period of less than 3 months.

“Performance Goals” means, for a Performance Cycle, the specific goals established in writing by the Administrator for a Performance Cycle based upon the Performance Criteria.

“Performance Share Award” means an Award entitling the recipient to acquire shares of Stock upon the attainment of specified Performance Goals.

“Restricted Stock Award” means an Award entitling the recipient to acquire, at such purchase price (which may be zero) as determined by the Administrator, shares of Stock subject to such restrictions and conditions as the Administrator may determine at the time of grant.

“Sale Event” shall mean (i) the dissolution or liquidation of the Company, (ii) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, (iii) a merger, reorganization or consolidation in which the outstanding shares of Stock are converted into or exchanged for securities of the successor entity and the holders of the Company’s outstanding voting power immediately prior to such transaction do not own a majority of the outstanding voting power of the successor entity (or its ultimate parent, if applicable) immediately upon completion of such transaction, or (iv) the sale of all of the Stock of the Company to an unrelated person or entity.

“Sale Price” means the value as determined by the Administrator of the consideration payable, or otherwise to be received by stockholders, per share of Stock pursuant to a Sale Event.

“Section 409A” means Section 409A of the Code and the regulations and other guidance promulgated thereunder.

“Stock” means the Common Stock, par value $0.001 per share, of the Company, subject to adjustments pursuant to Section 3.

“Stock Appreciation Right” means an Award entitling the recipient to receive shares of Stock having a value equal to the excess of the Fair Market Value of the Stock on the date of exercise over the exercise price of the Stock Appreciation Right multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised.

“Subsidiary” means any corporation or other entity (other than the Company) in which the Company has at least a 50 percent interest, either directly or indirectly.

“Ten Percent Owner” means an employee who owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation.

“Unrestricted Stock Award” means an Award of shares of Stock free of any restrictions.

SECTION 2.    ADMINISTRATION OF PLAN; ADMINISTRATOR AUTHORITY TO SELECT GRANTEES AND DETERMINE AWARDS

(a)  Administrator.    The Plan shall be administered by the Administrator.

(b)  Powers of Administrator.    The Administrator shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

(i)  to select the individuals to whom Awards may from time to time be granted;

(ii)  to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Deferred Stock Awards, Unrestricted Stock Awards, Cash-based Awards, Performance Share Awards and Dividend Equivalent Rights, or any combination of the foregoing, granted to any one or more grantees;

(iii)  to determine the number of shares of Stock to be covered by any Award;

(iv)  to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and grantees, and to approve the form of written instruments evidencing the Awards;

(v)  to accelerate at any time the exercisability or vesting of all or any portion of any Award, provided that the Administrator generally shall not exercise such discretion to accelerate Awards subject to Sections 7 and 8 except in the event of the grantee’s death, disability or retirement or a Sale Event;

(vi)  subject to the provisions of Section 5(c)(ii), to extend at any time the period in which Stock Options may be exercised; and

(vii)  at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

All decisions and interpretations of the Administrator shall be binding on all persons, including the Company and Plan grantees.

(c)  Delegation of Authority to Grant Options and Deferred Stock Awards.    Subject to applicable law, the Administrator, in its discretion, may delegate to an officer of the Company all or part of the Administrator’s authority and duties with respect to the granting of Options and Deferred Stock Awards, to individuals who are (i) not subject to the reporting and other provisions of Section 16 of the Exchange Act and (ii) not Covered Employees. Any such delegation by the Administrator shall include a limitation as to the amount of Options and Deferred Stock Awards that may be granted during the period of the delegation and shall contain guidelines as to the determination of the exercise price, if applicable, and the vesting criteria. The Administrator may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Administrator’s delegate or delegates that were consistent with the terms of the Plan.

(d)  Award Agreement.    Awards under the Plan shall be evidenced by Award Agreements that set forth the terms, conditions and limitations for each Award which may include, without limitation, the term of an Award, the provisions applicable in the event employment or service terminates, and the Company’s authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind an Award.

(e)  Indemnification.    Neither the Board nor the Administrator, nor any member of either or any delegate thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and the members of the Board and the Administrator (and any delegate thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under the Company’s articles or bylaws or any directors’ and officers’ liability insurance coverage which may be in effect from time to time and/or any indemnification agreement between such individual and the Company.

(f)  Foreign Award Recipients.    Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Subsidiaries operate or have employees or other individuals eligible for Awards, the Administrator, in its sole discretion, shall have the power and authority to: (i) determine which Subsidiaries shall be covered by the Plan; (ii) determine which individuals outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to individuals outside the United States to comply with applicable foreign laws; (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent the Administrator determines such actions to be necessary or advisable (and such subplans and/or modifications shall be attached to this Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Section 3(a) hereof; and (v) take any action, before or after an Award is made, that the Administrator determines to be necessary or advisable to obtain approval or comply with any local governmental regulatory exemptions or approvals. Notwithstanding the foregoing, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act or any other applicable United States securities law, the Code, or any other applicable United States governing statute or law.

SECTION 3.    STOCK ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION

(a)  Stock Issuable.    The maximum number of shares of Stock reserved and available for issuance under the Plan (subject to adjustment as provided in Section 3(b)) shall be the sum of (i) 7,679,781 shares, plus (ii) the number of Shares under the Company’s 1997 Stock Plan and 2000 Stock Option and Incentive Plan (together, the “Prior Plans”) which are not needed to fulfill the Company’s obligations for awards issued under the Prior Plans as a result of forfeiture, expiration, cancellation, termination or net issuances of awards thereunder. Without limiting the generality of the foregoing, not more than 20,000,000 shares shall be issued in the form of Incentive Stock Options under the Plan. For purposes of this limitation, the shares of Stock underlying any Awards under the Plan that are forfeited, canceled or otherwise terminated (other than by exercise) shall be added back to the shares of Stock available for issuance under the Plan. Further, each share reacquired by the Company to satisfy a tax withholding obligation pursuant to Awards other than Stock Options and Stock Appreciation Rights will again become available for issuance under the Plan pursuant to this Section 3(a) and will increase the number of shares of Common Stock available for issuance under the Plan by 1.66 shares; and the shares reserved for issuance under this Plan will not be reduced by each share withheld (and not issued) to satisfy a tax withholding obligation pursuant to a Deferred Stock Award. Notwithstanding the foregoing, the following shares shall not be added to the shares authorized for grant under the Plan: (i) shares tendered or held back upon exercise of an Option or settlement of an Option or Stock Appreciation Right to cover the exercise price or tax withholding, and (ii) shares subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of the Stock Appreciation Right upon exercise thereof. In the event the Company repurchases shares of Stock on the open market, such shares shall not be added to the shares of Stock available for issuance under the Plan. Subject to such overall limitations, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award; provided, however, that Stock Options or Stock Appreciation Rights with respect to no more than 2,000,000 shares of Stock may be granted to any one individual grantee during any one calendar year period. The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company.

(b)  Effect of Awards.    Effective for Awards granted on or after April 24, 2012, for purposes of determining the number of shares of Stock available for issuance under Section 3(a), the grant of any Option or Stock Appreciation Right shall be deemed an Award for one share of Stock for each share of Stock actually subject to that Award, and the grant of any full value Award (i.e., an Award other than an Option or a Stock Appreciation Right) shall be deemed an Award of 1.66 shares of Stock for each share of Stock actually subject to that Award. Any forfeiture, cancellation, or other termination (other than by exercise) of an Award shall result in the return of the shares subject to that Award to the reserved pool of shares of Stock under the Plan in the same ratios.

(c)  Changes in Stock.    Subject to Section 3(c) hereof, if, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Company’s capital stock, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, or, if, as a result of any merger or consolidation, sale of all or substantially all of the assets of the Company, the outstanding shares of Stock are converted into or exchanged for securities of the Company or any successor entity (or a parent or subsidiary thereof), the Administrator shall make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan, including the maximum number of shares that may be issued in the form of Incentive Stock Options, (ii) the number of Stock Options or Stock Appreciation Rights that can be granted to any one individual grantee and the maximum number of shares that may be granted under a Performance-based Award, (iii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, (iv) the repurchase price, if any, per share subject to each outstanding Restricted Stock Award, and (v) the price for each share subject to any then outstanding Stock Options and Stock Appreciation Rights under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of Stock Options and Stock Appreciation Rights) as to which such Stock Options and Stock Appreciation Rights remain exercisable. The Administrator shall also make equitable or proportionate adjustments in the number of shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration cash dividends paid other than in the ordinary course or any other extraordinary corporate event. Notwithstanding the foregoing, no such adjustment shall be made if the Administrator determines that such action could cause any Award to fail to satisfy the conditions of any applicable exception from the requirements of Section 409A or otherwise could subject the grantee to the additional tax imposed under Section 409A in respect of an outstanding Award or constitute a modification, extension or renewal of an Incentive Stock Option within the meaning of Section 424(h) of the Code. The adjustment by the Administrator shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Administrator in its discretion may make a cash payment in lieu of fractional shares.

(d)  Mergers and Other Transactions.    Except as the Administrator may otherwise specify with respect to a particular Award in the relevant Award Agreement, in the case of and subject to the consummation of a Sale Event, all Options and Stock Appreciation Rights that are not exercisable immediately prior to the effective time of the Sale Event shall become fully exercisable as of the effective time of the Sale Event, all other Awards with time-based vesting, conditions or restrictions shall become fully vested and nonforfeitable as of the effective time of the Sale Event, and all other Awards with conditions and restrictions relating to the attainment of performance goals may become vested and nonforfeitable in connection with a Sale Event in the Administrator’s discretion unless in any case, the parties to the Sale Event agree that Awards will be assumed or continued by the successor entity. Upon the effective time of the Sale Event, the Plan and all outstanding Awards granted hereunder shall terminate, unless provision is made in connection with the Sale Event in the sole discretion of the parties thereto for the assumption or continuation of Awards theretofore granted by the successor entity, or the substitution of such Awards with new Awards of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices, as such parties shall agree (after taking into account any acceleration hereunder). In the event of such termination, (i) the Company shall have the right, but not the obligation, to make or provide for a cash payment to the grantees holding Options and Stock Appreciation Rights, in exchange for the cancellation thereof, in an amount equal to the difference between (A) the Sale Price times the number of shares of Stock subject to outstanding Options and Stock Appreciation Rights (to the extent then exercisable at prices not in excess of the Sale Price) and (B) the aggregate exercise price of all such outstanding Options and Stock Appreciation Rights, or (ii) each grantee shall be permitted, within a specified period of time prior to the consummation of the Sale Event as determined by the Administrator, to exercise all outstanding Options and Stock Appreciation Rights held by such grantee, including those that will become exercisable upon the consummation of the Sale Event; provided, however, that the exercise of Options and Stock Appreciation Rights not exercisable prior to the Sale Event shall be subject to the consummation of the Sale Event.

(e)  Substitute Awards.    The Administrator may grant Awards under the Plan in substitution for stock and stock based awards held by employees, directors or other key persons of another corporation in connection with the merger or consolidation of the employing corporation with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the employing corporation. The Administrator may direct that the substitute awards be granted on such terms and conditions as the Administrator considers appropriate in the circumstances. Any substitute Awards granted under the Plan shall not count against the share limitation set forth in Section 3(a).

SECTION 4.    ELIGIBILITY

Grantees under the Plan will be such full or part-time officers and other employees, directors and key persons (including consultants and prospective employees) of the Company and its Subsidiaries as are selected from time to time by the Administrator in its sole discretion.

SECTION 5.    STOCK OPTIONS

(a)  Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve.

(b)  Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a “subsidiary corporation” within the meaning of Section 424(f) of the Code. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option.

(c)  Stock Options granted pursuant to this Section 5(a) shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable. If the Administrator so determines, Stock Options may be granted in lieu of cash compensation at the optionee’s election, subject to such terms and conditions as the Administrator may establish.

(i)  Exercise Price.    The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5(a) shall be determined by the Administrator at the time of grant but shall not be less than one hundred percent (100%) of the Fair Market Value on the date of grant. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the option price of such Incentive Stock Option shall be not less than one hundred ten percent (110%) of the Fair Market Value on the grant date.

(ii)  Option Term.    The term of each Stock Option shall be fixed by the Administrator, but no Stock Option shall be exercisable more than ten years after the date the Stock Option is granted. In the case of an

Incentive Stock Option that is granted to a Ten Percent Owner, the term of such Stock Option shall be no more than five years from the date of grant.

(iii)  Exercisability; Rights of a Stockholder.    Stock Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Administrator at or after the grant date. The Administrator may at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

(iv)  Method of Exercise.    Stock Options may be exercised in whole or in part, by giving written notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods to the extent provided in the Option Award Agreement:

(A)  In cash, by certified or bank check or other instrument acceptable to the Administrator;

(B)  Through the delivery (or attestation to the ownership) of shares of Stock that have been purchased by the optionee on the open market or that are beneficially owned by the optionee and are not then subject to restrictions under any Company plan. Such surrendered shares shall be valued at Fair Market Value on the exercise date. To the extent required to avoid variable accounting treatment under FAS 123R or other applicable accounting rules, such surrendered shares shall have been owned by the optionee for at least six months; or

(C)  By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Administrator shall prescribe as a condition of such payment procedure.

(D)  With respect to Stock Options that are not Incentive Stock Options, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price.

Payment instruments will be received subject to collection. The transfer to the optionee on the records of the Company or of the transfer agent of the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Option Award Agreement or applicable provisions of laws (including the satisfaction of any withholding taxes that the Company is obligated to withhold with respect to the optionee). In the event an optionee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the optionee upon the exercise of the Stock Option shall be net of the number of attested shares. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the exercise of Stock Options, such as a system using an internet website or interactive voice response, then the paperless exercise of Stock Options may be permitted through the use of such an automated system.

(v)  Annual Limit on Incentive Stock Options.    To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. To the extent that any Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option.

SECTION 6.    STOCK APPRECIATION RIGHTS

(a)  Exercise Price of Stock Appreciation Rights.    The exercise price of a Stock Appreciation Right shall not be less than 100 percent of the Fair Market Value of the Stock on the date of grant (or more than the Stock Option exercise price per share, if the Stock Appreciation Right was granted in tandem with a Stock Option).

(b)  Grant and Exercise of Stock Appreciation Rights.    Stock Appreciation Rights may be granted by the Administrator in tandem with, or independently of, any Stock Option granted pursuant to Section 5 of the Plan. In the case of a Stock Appreciation Right granted in tandem with a Non-Qualified Stock Option, such Stock Appreciation Right may be granted either at or after the time of the grant of such Option. In the case of a Stock Appreciation Right granted in tandem with an Incentive Stock Option, such Stock Appreciation Right may be granted only at the time of the grant of the Option.

A Stock Appreciation Right or applicable portion thereof granted in tandem with a Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the related Option.

(c)  Terms and Conditions of Stock Appreciation Rights.    Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined from time to time by the Administrator, subject to the following:

(i)  Stock Appreciation Rights granted in tandem with Options shall be exercisable at such time or times and to the extent that the related Stock Options shall be exercisable.

(ii)  Upon exercise of a Stock Appreciation Right, the applicable portion of any related Option shall be surrendered.

(iii)  The term of a Stock Appreciation Right may not exceed ten years.

SECTION 7.    RESTRICTED STOCK AWARDS

(a)  Nature of Restricted Stock Awards.    The Administrator shall determine the restrictions and conditions applicable to each Restricted Stock Award at the time of grant. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The terms and conditions of each such Award Agreement shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees.

(b)  Rights as a Stockholder.    Upon the grant of the Restricted Stock Award and payment of any applicable purchase price, a grantee shall have the rights of a stockholder with respect to the voting of the Restricted Stock, subject to such conditions contained in the Restricted Stock Award Agreement. Unless the Administrator shall otherwise determine, (i) uncertificated Restricted Stock shall be accompanied by a notation on the records of the Company or the transfer agent to the effect that they are subject to forfeiture until such Restricted Stock are vested as provided in Section 7(d) below, and (ii) certificated Restricted Stock shall remain in the possession of the Company until such Restricted Stock is vested as provided in Section 7(d) below, and the grantee shall be required, as a condition of the grant, to deliver to the Company such instruments of transfer as the Administrator may prescribe.

(c)  Restrictions.    Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Restricted Stock Award Agreement. Except as may otherwise be provided by the Administrator either in the Award Agreement or, subject to Section 18 below, in writing after the Award Agreement is issued, if any, if a grantee’s employment (or other service relationship) with the Company and its Subsidiaries terminates for any reason, any Restricted Stock that has not vested at the time of termination shall automatically and without any requirement of notice to such grantee from or other action by or on behalf of, the Company be deemed to have been reacquired by the Company at its original purchase price from such grantee or such grantee’s legal representative simultaneously with such termination of employment (or other service relationship), and thereafter shall cease to represent any ownership of the Company by the grantee or rights of the grantee as a stockholder. Following such deemed reacquisition of unvested Restricted Stock that are represented by physical certificates, a grantee shall surrender such certificates to the Company upon request without consideration.

(d)  Vesting of Restricted Stock.    The Administrator at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Stock and the Company’s right of repurchase or forfeiture shall lapse. Notwithstanding the foregoing, in the event that any such Restricted Stock granted to employees shall have a performance-based goal, the restriction period with respect to such shares shall not be less than one year, and in the event any such Restricted Stock granted to employees shall have a time-based restriction, the total restriction period with respect to such shares shall not be less than three years; provided, however, that Restricted Stock with a time-based restriction may become vested incrementally over such three-year period. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Stock and shall be deemed “vested.” Except as may otherwise be provided by the Administrator either in the Award Agreement or, subject to Section 18 below, in writing after the Award Agreement is issued, a grantee’s rights in any shares of Restricted Stock that have not vested shall automatically terminate upon the grantee’s termination of employment (or other service relationship) with the Company and its Subsidiaries and such shares shall be subject to the provisions of Section 7(c) above.

SECTION 8.    DEFERRED STOCK AWARDS

(a)  Nature of Deferred Stock Awards.    The Administrator shall determine the restrictions and conditions applicable to each Deferred Stock Award at the time of grant. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The terms and conditions of each such Award Agreement shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees. Notwithstanding the foregoing, in the event that any such Deferred Stock Award granted to employees shall have a performance-based goal, the restriction period with respect to such Award shall not be less than one year, and in the event any such Deferred Stock Award granted to employees shall have a time-based restriction, the total restriction period with respect to such Award shall not be less than three years; provided, however, that any Deferred Stock Award with a time-based restriction may become vested incrementally over such three-year period. At the end of the deferral period, the Deferred Stock Award, to the extent vested, shall be settled in the form of shares of Stock.

(b)  Election to Receive Deferred Stock Awards in Lieu of Compensation.    The Administrator may, in its sole discretion, permit a grantee to elect to receive a portion of future cash compensation otherwise due to such grantee in the form of a Deferred Stock Award. Any such election shall be made in writing and shall be delivered to the Company no later than the date specified by the Administrator and in accordance with Section 409A and such other rules and procedures established by the Administrator. The Administrator shall have the sole right to determine whether and under what circumstances to permit such elections and to impose such limitations and other terms and conditions thereon as the Administrator deems appropriate. Any such future cash compensation that the grantee elects to deter shall be converted to a fixed number of phantom stock units based on the Fair Market Value of Stock on the date the compensation would otherwise have been paid to the grantee but for the deferral.

(c)  Rights as a Stockholder.    A grantee shall have the rights as a stockholder only as to shares of Stock acquired by the grantee upon settlement of a Deferred Stock Award; provided, however, that the grantee may be credited with Dividend Equivalent Rights with respect to the phantom stock units underlying his Deferred Stock Award, subject to such terms and conditions as the Administrator may determine.

(d)  Termination.    Except as may otherwise be provided by the Administrator either in the Award Agreement or, subject to Section 18 below, in writing after the Award Agreement is issued, a grantee’s right in all Deferred Stock Awards that have not vested shall automatically terminate upon the grantee’s termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

SECTION 9.    UNRESTRICTED STOCK AWARDS

Grant or Sale of Unrestricted Stock.    The Administrator may, in its sole discretion, grant (or sell at par value or such higher purchase price as determined by the Administrator), an Unrestricted Stock Award under the Plan. Unrestricted Stock Awards may be granted in respect of past services or other valid consideration, or in lieu of cash compensation due to such grantee.

SECTION 10.    CASH-BASED AWARDS

Grant of Cash-based Awards.    The Administrator may, in its sole discretion, grant Cash-based Awards to any grantee in such number or amount and upon such terms, and subject to such conditions, as the Administrator shall determine at the time of grant. The Administrator shall determine the maximum duration of the Cash-based Award, the amount of cash to which the Cash-based Award pertains, the conditions upon which the Cash-based Award shall become vested or payable, and such other provisions as the Administrator shall determine. Each Cash-based Award shall specify a cash-denominated payment amount, formula or payment ranges as determined by the Administrator. Payment, if any, with respect to a Cash-based Award shall be made in accordance with the terms of the Award and may be made in cash or in shares of Stock, as the Administrator determines.

SECTION 11.    PERFORMANCE SHARE AWARDS

(a)  Nature of Performance Share Awards.    The Administrator may, in its sole discretion, grant Performance Share Awards independent of, or in connection with, the granting of any other Award under the Plan. The Administrator shall determine whether and to whom Performance Share Awards shall be granted, the Performance Goals, the periods during which performance is to be measured, which may not be less than one year, and such other limitations and conditions as the Administrator shall determine.

(b)  Rights as a Stockholder.    A grantee receiving a Performance Share Award shall have the rights of a stockholder only as to shares actually received by the grantee under the Plan and not with respect to shares subject to the Award but not actually received by the grantee. A grantee shall be entitled to receive shares of Stock under a Performance Share Award only upon satisfaction of all conditions specified in the Performance Share Award agreement (or in a performance plan adopted by the Administrator).

(c)  Termination.    Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 18 below, in writing after the Award agreement is issued, a grantee’s rights in all Performance Share Awards shall automatically terminate upon the grantee’s termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

SECTION 12.    PERFORMANCE-BASED AWARDS TO COVERED EMPLOYEES

(a)  Performance-based Awards.    Any employee or other key person providing services to the Company and who is selected by the Administrator may be granted one or more Performance-based Awards in the form of a Restricted Stock Award, Deferred Stock Award, Performance Share Award or Cash-based Award payable upon the attainment of Performance Goals that are established by the Administrator and relate to one or more of the Performance Criteria, in each case on a specified date or dates or over any period or periods determined by the Administrator. The Administrator shall define in an objective fashion the manner of calculating the Performance Criteria it selects to use for any Performance Period. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, or an individual. The Administrator, in its discretion, may adjust or modify the calculation of Performance Goals for such Performance Period in order to prevent the dilution or enlargement of the rights of an individual (i) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development, or (ii) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or (iii) in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions provided however, that the Administrator may not exercise such discretion in a manner that would increase the Performance-based Award granted to a Covered Employee. Each Performance-based Award shall comply with the provisions set forth below.

(b)  Grant of Performance-based Awards.    With respect to each Performance-based Award granted to a Covered Employee, the Administrator shall select, within the first 90 days of a Performance Cycle (or, if shorter, within the maximum period allowed under Section 162(m) of the Code) the Performance Criteria for such grant, and the Performance Goals with respect to each Performance Criterion (including a threshold level of performance below which no amount will become payable with respect to such Award). Each Performance-based Award will specify the amount payable, or the formula for determining the amount payable, upon achievement of the various applicable performance targets. The Performance Criteria established by the Administrator may be (but need not be) different for each Performance Cycle and different Performance Goals may be applicable to Performance-based Awards to different Covered Employees.

(c)  Payment of Performance-based Awards.    Following the completion of a Performance Cycle, the Administrator shall meet to review and certify in writing whether, and to what extent, the Performance Goals for the Performance Cycle have been achieved and, if so, to also calculate and certify in writing the amount of the Performance-based Awards earned for the Performance Cycle. The Administrator shall then determine the actual size of each Covered Employee’s Performance-based Award, and, in doing so, may reduce or eliminate the amount of the Performance-based Award for a Covered Employee if, in its sole judgment, such reduction or elimination is appropriate.

(d)  Maximum Award Payable.    The maximum Performance-based Award payable to any one Covered Employee under the Plan for a Performance Cycle is 300,000 shares of Stock (subject to adjustment as provided in Section 3(b) hereof) or $2,000,000 in the case of a Performance-Based Award that is a Cash-Based Award.

SECTION 13.    DIVIDEND EQUIVALENT RIGHTS

(a)  Dividend Equivalent Rights.    A Dividend Equivalent Right may be granted hereunder to any grantee as a component of another Award or as a freestanding award. The terms and conditions of Dividend Equivalent Rights shall be specified in the Award Agreement. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment or such other price as may then apply under a dividend reinvestment plan sponsored by the Company, if any. Dividend Equivalent Rights may be settled in cash or shares of Stock or a combination thereof, in a single installment or installments. A Dividend Equivalent Right granted as a component of another Award may provide that such Dividend Equivalent Right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other Award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other Award. A Dividend Equivalent Right granted as a component of another Award may also contain terms and conditions different from such other Award.

(b)  Interest Equivalents.    Any Award under this Plan that is settled in whole or in part in cash on a deferred basis may provide in the grant for interest equivalents to be credited with respect to such cash payment. Interest equivalents may be compounded and shall be paid upon such terms and conditions as may be specified by the grant.

(c)  Termination.    Except as may otherwise be provided by the Administrator either in the Award Agreement or, subject to Section 18 below, in writing after the Award Agreement is issued, a grantee’s rights in all Dividend Equivalent Rights or interest equivalents granted as a component of another Award that has not vested shall automatically terminate upon the grantee’s termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

SECTION 14.    TRANSFERABILITY OF AWARDS

(a)  Transferability.    Except as provided in Section 14(b) below, during a grantee’s lifetime, his or her Awards shall be exercisable only by the grantee, or by the grantee’s legal representative or guardian in the event of the grantee’s incapacity. No Awards shall be sold, assigned, transferred or otherwise encumbered or disposed of by a grantee other than by will or by the laws of descent and distribution. No Awards shall be subject, in whole or in part, to attachment, execution, or levy of any kind, and any purported transfer in violation hereof shall be null and void.

(b)  Administrator Action.    Notwithstanding Section 14(a), the Administrator, in its discretion, may provide either in the Award Agreement regarding a given Award or by subsequent written approval that the grantee (who is an employee or director) may transfer his or her Awards (other than any Incentive Stock Options) to his or her immediate family members, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Award.

(c)  Family Member.    For purposes of Section 14(b), “family member” shall mean a grantee’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the grantee’s household (other than a tenant of the grantee), a trust in which these persons (or the grantee) have more than 50 percent of the beneficial interest, a foundation in which these persons (or the grantee) control the management of assets, and any other entity in which these persons (or the grantee) own more than 50 percent of the voting interests.

(d)  Designation of Beneficiary.    Each grantee to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any Award or receive any payment under any Award payable on or after the grantee’s death. Any such designation shall be on a form provided for that purpose by the Administrator and shall not be effective until received by the Administrator. If no beneficiary has been designated by a deceased grantee, or if the designated beneficiaries have predeceased the grantee, the beneficiary shall be the grantee’s estate.

SECTION 15.    TAX WITHHOLDING

(a)  Payment by Grantee.    Each grantee shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the grantee for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld by the Company with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the grantee. The Company’s obligation to deliver evidence of book entry (or stock certificates) to any grantee is subject to and conditioned on tax withholding obligations being satisfied by the grantee.

(b)  Payment in Stock.    Subject to approval by the Administrator, a grantee may elect to have the Company’s minimum required tax withholding obligation satisfied, in whole or in part, by authorizing the Company to withhold from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due.

SECTION 16.    ADDITIONAL CONDITIONS APPLICABLE TO NONQUALIFIED DEFERRED COMPENSATION UNDER SECTION 409A.

In the event any Stock Option or Stock Appreciation Right under the Plan is materially modified and deemed a new grant at a time when the Fair Market Value exceeds the exercise price, or any other Award is otherwise determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A (a “409A Award”), the following additional conditions shall apply and shall supersede any contrary provisions of this Plan or the terms of any agreement relating to such 409A Award.

(a)  Exercise and Distribution.    Except as provided in Section 16(b) hereof, no 409A Award shall be exercisable or distributable earlier than upon one of the following:

(i)  Specified Time.    A specified time or a fixed schedule set forth in the written instrument evidencing the 409A Award.

(ii)  Separation from Service.    Separation from service (within the meaning of Section 409A) by the 409A Award grantee; provided, however, that if the 409A Award grantee is a “key employee” (as defined in Section 416(i) of the Code without regard to paragraph (5) thereof) and any of the Company’s Stock is publicly traded on an established securities market or otherwise, exercise or distribution under this Section 16(a)(ii) may not be made before the date that is six months after the date of separation from service.

(iii)  Death.    The date of death of the 409A Award grantee.

(iv)  Disability.    The date the 409A Award grantee becomes disabled (within the meaning of Section 16(c)(ii) hereof).

(v)  Unforeseeable Emergency.    The occurrence of an unforeseeable emergency (within the meaning of Section 16(c)(iii) hereof), but only if the net value (after payment of the exercise price) of the number of shares of Stock that become issuable does not exceed the amounts necessary to satisfy such emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the exercise, after taking into account the extent to which the emergency is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the grantee’s other assets (to the extent such liquidation would not itself cause severe financial hardship).

(vi)  Change in Control Event.    The occurrence of a Change in Control Event (within the meaning of Section 16(c)(i) hereof), including the Company’s discretionary exercise of the right to accelerate vesting of such grant upon a Change in Control Event or to terminate the Plan or any 409A Award granted hereunder within 12 months of the Change in Control Event.

(b)  No Acceleration.    A 409A Award may not be accelerated or exercised prior to the time specified in Section 16(a) hereof, except in the case of one of the following events:

(i)  Domestic Relations Order.    The 409A Award may permit the acceleration of the exercise or distribution time or schedule to an individual other than the grantee as may be necessary to comply with the terms of a domestic relations order (as defined in Section 414(p)(1)(B) of the Code).

(ii)  Conflicts of Interest.    The 409A Award may permit the acceleration of the exercise or distribution time or schedule as may be necessary to comply with the terms of a certificate of divestiture (as defined in Section 1043(b)(2) of the Code).

(iii)  Change in Control Event.    The Administrator may exercise the discretionary right to accelerate the vesting of such 409A Award upon a Change in Control Event or to terminate the Plan or any 409A Award granted thereunder within 12 months of the Change in Control Event and cancel the 409A Award for compensation.

(c)  Definitions.    Solely for purposes of this Section 16 and not for other purposes of the Plan, the following terms shall be defined as set forth below:

(i) “Change in Control Event” means the occurrence of a change in the ownership of the Company, a change in effective control of the Company, or a change in the ownership of a substantial portion of the assets of the Company (as defined in Section 1.409A-3(g) of the proposed regulations promulgated under Section 409A by the Department of the Treasury on September 29, 2005 or any subsequent guidance).

(ii) “Disabled” means a grantee who (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Company or its Subsidiaries.

(iii) “Unforeseeable Emergency” means a severe financial hardship to the grantee resulting from an illness or accident of the grantee, the grantee’s spouse, or a dependent (as defined in Section 152(a) of the Code) of the grantee, loss of the grantee’s property due to casualty, or similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the grantee.

SECTION 17.    TRANSFER, LEAVE OF ABSENCE, ETC.

For purposes of the Plan, the following events shall not be deemed a termination of employment:

(a)  a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another; or

(b)  an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing.

SECTION 18.    AMENDMENTS AND TERMINATION

The Board may, at any time, amend or discontinue the Plan and the Administrator may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder’s consent. Except as provided in Section 3(b) or 3(c), without prior stockholder approval in no event may the Administrator exercise its discretion to reduce the exercise price of outstanding Stock Options or Stock Appreciation Rights or effect repricing through cancellation and re-grants or cancellation of Stock Options or Stock Appreciation Rights in exchange for cash. Any material Plan amendments (other than amendments that curtail the scope of the Plan), including any Plan amendments that (i) increase the number of shares reserved for issuance under the Plan, (ii) expand the type of Awards available under, materially expand the eligibility to participate in, or materially extend the term of, the Plan, or (iii) materially change the method of determining Fair Market Value, shall be subject to approval by the Company stockholders entitled to vote at a meeting of stockholders. In addition, to the extent determined by the Administrator to be required by the Code to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code or to ensure that compensation earned under Awards qualifies as performance-based compensation under Section 162(m) of the Code, Plan amendments shall be subject to approval by the Company stockholders entitled to vote at a meeting of stockholders. Nothing in this Section 18 shall limit the Administrator’s authority to take any action permitted pursuant to Section 3(c).

SECTION 19.    STATUS OF PLAN

With respect to the portion of any Award that has not been exercised and any payments in cash, Stock or other consideration not received by a grantee, a grantee shall have no rights greater than those of a general creditor of the Company unless the Administrator shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

SECTION 20.    GENERAL PROVISIONS

(a)  No Distribution.    The Administrator may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.

(b)  Delivery of Stock Certificates.    Stock certificates to grantees under this Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company. Uncertificated Stock shall be deemed delivered for all purposes when the Company or a Stock transfer agent of the Company shall have given to the grantee by electronic mail (with proof of receipt) or by United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company, notice of issuance and recorded the issuance in its records (which may include electronic “book entry” records). Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing shares of Stock pursuant to the exercise of any Award, unless and until the Board has determined, with advice of counsel (to the extent the Board deems such advice necessary or advisable), that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed, quoted or traded. All Stock certificates delivered pursuant to the Plan shall be subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with federal, state or foreign jurisdiction, securities or other laws, rules and quotation system on which the Stock is listed, quoted or traded. The Administrator may place legends on any Stock certificate to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Board may require that an individual make such reasonable covenants, agreements, and representations as the Board, in its discretion, deems necessary or advisable in order to comply with any such laws, regulations, or requirements. The Administrator shall have the right to require any individual to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Administrator.

(c)  Stockholder Rights.    Until Stock is deemed delivered in accordance with Section 20(b), no right to vote or receive dividends or any other rights of a stockholder will exist with respect to shares of Stock to be issued in connection with an Award, notwithstanding the exercise of a Stock Option or any other action by the grantee with respect to an Award.

(d)  Other Compensation Arrangements; No Employment Rights.    Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Awards do not confer upon any employee any right to continued employment with the Company or any Subsidiary.

(e)  Trading Policy Restrictions.    Option exercises and other Awards under the Plan shall be subject to the Company’s insider trading policy and procedures, as in effect from time to time.

(f)  Forfeiture of Awards under Sarbanes-Oxley Act.    If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, then any grantee who is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 shall reimburse the Company for the amount of any Award received by such individual under the Plan during the 12-month period following the first public issuance or filing with the United States Securities and Exchange Commission, as the case may be, of the financial document embodying such financial reporting requirement.

SECTION 21.    EFFECTIVE DATE OF PLAN

This Plan shall become effective upon approval by the holders of a majority of the votes cast at a meeting of stockholders at which a quorum is present. No grants of Stock Options and other Awards may be made hereunder after the tenth (10th) anniversary of the Effective Date and no grants of Incentive Stock Options may be made hereunder after the tenth (10th) anniversary of the date the Plan is approved by the Board.

SECTION 22.    GOVERNING LAW

This Plan and all Awards and actions taken thereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware, applied without regard to conflict of law principles.

DIRECTIONS

2012 Annual Stockholder Meeting

June 7, 2012 — 5:00 p.m. ET

400 North Beacon Street, Watertown, MA 02472

From the Massachusetts Turnpike going West:

•	Take the Turnpike to Exit 17 and follow the signs towards “Watertown” (that is, stay in one of the two right lanes). This is Galen Street.

•	Follow Galen Street until you come to a five-way intersection (immediately after crossing the Charles River) and take a sharp right onto Charles River Road.

•

At the next traffic light, cross North Beacon St. and enter the Arsenal on the Charles campus. 400 North Beacon is the first brick building on your right. You can either enter our parking lot and park in an “athenahealth, Inc. for Visitors only” parking space or in the parking garage at the end of the lot.

From the Massachusetts Turnpike going East:

•	Take the Turnpike to Exit 17 (Newton/Watertown). At the top of the ramp, go straight but get in the second lane from the left.

•

Turn LEFT back over the Mass Pike and immediately get in one of the two rightmost lanes. Be careful in merging to the right, as traffic in those lanes can be heavy. Once in one of the right lanes, continue straight toward Galen Street (to Watertown Square).

•	Follow Galen Street until you come to a five-way intersection (immediately after crossing the Charles River) and take a sharp right onto Charles River Road.

•

At the next traffic light, cross North Beacon St. and enter the Arsenal on the Charles campus. 400 North Beacon is the first brick building on your right. You can either enter our parking lot and park in an “athenahealth, Inc. for Visitors only” parking space or in the parking garage at the end of the lot.

ATHENAHEALTH INC 311 ARSENAL STREET WATERTOWN, MA 02472

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS    PROXY    CARD    IS    VALID    ONLY    WHEN     SIGNED    AND    DATED.

			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:
1.	Election of Directors Nominees		☐	☐	☐

01	James L. Mann	02 David E. Robinson

The Board of Directors recommends you vote FOR the following proposals:							For	Against	Abstain

2 To ratify the appointment of Deloitte & Touche LLP as athenahealth, Inc.’s independent registered public accounting firm for the fiscal year ending December 31, 2012.							☐	☐	☐

3 To approve an amendment and restatement of the 2007 Stock Option and Incentive Plan.							☐	☐	☐

4 To hold an advisory vote to approve executive compensation.							☐	☐	☐

NOTE: To transact such other business as may properly come before the meeting or at any and all adjournments or postponements thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date	Signature (Joint Owners)			Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Combined Document is/are available at www.proxyvote.com .

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ATHENAHEALTH INC Annual Meeting of Stockholders June 7, 2012 5:00 PM This proxy is solicited by the Board of Directors

The undersigned hereby appoints Daniel H. Orenstein and Timothy M. Adams as proxies, each with full power of substitution, and hereby authorizes them to represent and vote, as designated on the reverse side of this ballot, all of the shares of common stock of athenahealth, Inc. held of record by the undersigned on April 10, 2012, at the Annual Meeting of Stockholders to be held at the Company’s headquarters located at 400 North Beacon Street, Watertown, MA 02472, on June 7, 2012, or any adjournment or postponement thereof.

Continued and to be signed on reverse side